EXECUTION COPY


                                 LEASE AGREEMENT


                                      Among


                        GE CAPITAL PUBLIC FINANCE, INC.,


                                 as Bondholder,


                                       and


         THE UNIFIED GOVERNMENT OF WYANDOTTE COUNTY/KANSAS CITY, KANSAS,

                                   as Lessor,


                                       and


                          MIDWEST GRAIN PRODUCTS, INC.,

                                    as Lessee


                           Dated as of August 1, 2001

                         -------------------------------


                This instrument constitutes a security agreement
                    under the Kansas Uniform Commercial Code.

                        ---------------------------------

                                 LEASE AGREEMENT

Bondholder:     GE Capital Public Finance, Inc.
                Suite 470
                8400 Normandale Lake Boulevard
                Minneapolis, MN  55437
                Telephone:  (800) 346-3164
                Telecopier:  (952) 897-5601

Lessor: The Unified Government of Wyandotte County/Kansas City, Kansas 701 N. 7th Street, 9th Floor
                Kansas City, KS  66101
                Telephone:  (913) 573-5076
                Telecopier:  (913) 573-5243

Lessee:         Midwest Grain Products, Inc.
                1300 Main Street
                Atchinson, KS  66002
                Telephone:  (913) 367-1480
                Telecopier:  (913) 367-0192


     THIS LEASE AGREEMENT dated as of August 1, 2001 (this "Agreement") among GE Capital Public Finance, Inc., a Delaware corporation, as bondholder (with its successors and assigns, "Bondholder"), The Unified Government of Wyandotte County/Kansas City, Kansas, a municipal corporation duly organized and validly existing under the laws of the State of Kansas (the "State"), as lessor ("Lessor"), and Midwest Grain Products, Inc., a Kansas corporation, as lessee ("Lessee").

     WHEREAS, Lessor is authorized and empowered under the laws of the State, including KSA ss. 12-1740 et. seq., as now in effect and as may from time to time hereafter be amended and supplemented (the "Act"), to issue industrial development revenue bonds and to enter into lease agreements, contracts and other instruments and documents necessary or convenient to obtain Leases for the purpose of facilitating the financing of certain projects as described in the Act; and

     WHEREAS, in furtherance of the purposes of the Act, Lessor proposes to finance all or a portion of the acquisition and rehabilitation of the Project (as hereinafter defined) by Lessee pursuant to this Agreement by issuing the Bond (as hereinafter defined); and

     WHEREAS, Lessee has obtained or will obtain title to the Project and will sell the Project to Lessor in exchange for Lessor's agreeing to obtain the financing from Bondholder and to make certain payments in accordance with this Agreement; and

     WHEREAS, in order to obtain funds to make such payments, Lessor proposes to lease the Project to Lessee in exchange for Lessee's agreeing to make Lease Payments (as hereinafter defined) in accordance with this Agreement; and

     WHEREAS, Lessee shall make Lease Payments directly to Bondholder as assignee of Lessor and holder of the Bond pursuant to the terms set forth in this Agreement; and

     WHEREAS, this Agreement and the Bond shall not be deemed to constitute a debt or liability or moral obligation of the State or any political subdivision thereof, or a pledge of the faith and credit or taxing power of the State or any political subdivision thereof, but shall be a special obligation payable solely from the Lease Payments payable hereunder by Lessee to Bondholder as assignee of Lessor;

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in consideration of the premises contained in this Agreement, Bondholder, Lessor and Lessee agree as follows:

                                   ARTICLE I
                            DEFINITIONS AND EXHIBITS

     Section 1.01. Definitions. The following terms used herein will have the meanings indicated below unless the context clearly requires otherwise:

     "Acquisition Costs" means the contract price paid or to be paid to the Vendors or reimbursed to Lessee for any portion of the Project upon Lessee's acceptance thereof, including administrative, engineering, legal, financial and other costs incurred by Bondholder, Lessor, Lessee, Escrow Agent and Vendors in connection with the acquisition and rehabilitation and financing by Bondholder of such Project.

     "Agreement" means this Agreement, including all exhibits hereto, as any of the same may be supplemented or amended from time to time in accordance with the terms hereof.

     "Assignment" means the Assignment of Rents and Leases dated as of August 1, 2001 executed by Lessee in favor of Bondholder.

     "Bond" means Lessor's $6,500,000 Industrial Development Revenue Bond (Midwest Grain Products, Inc. Project) Series 2001 in the form attached hereto as Exhibit F.

     "Bondholder" means (i) GE Capital Public Finance, Inc., acting as bondholder under this Agreement, (ii) any surviving, resulting or transferee corporation of GE Capital Public Finance, Inc., and (iii) except where the context requires otherwise, any assignee(s) of Bondholder.

     "Business Day" means a day other than a Saturday or Sunday on which banks are generally open for business in New York, New York.

     "Code" means the Internal Revenue Code of 1986, as amended, and United States Treasury regulations promulgated thereunder.

     "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default as provided in Article XI hereof.

     "Determination of Taxability" means any determination, decision or decree by the Commissioner of Internal Revenue, or any District Director of Internal Revenue or any court of competent jurisdiction, or an opinion obtained by Bondholder of counsel qualified in such matters, that an Event of Taxability shall have occurred. A Determination of Taxability also shall be deemed to have occurred on the first to occur of the following:

          (a) the date when Lessee files any statement, supplemental statement, or other tax schedule, return or document, which discloses that an Event of Taxability shall have occurred; or

          (b) the effective date of any federal legislation enacted after the date of this Agreement or promulgation of any income tax regulation or ruling by the Internal Revenue Service that causes an Event of Taxability after the date of this Agreement; or

          (c) if upon sale, lease or other deliberate action taken with respect to the Project within the meaning of Treas. Reg. ss. 1.141-2(d), the failure to receive an unqualified opinion of bond counsel to the effect that such deliberate action will not cause interest payable by Lessee hereunder to become includable in the gross income of the recipient.

     "Environmental Laws" means any federal, state and local laws relating to emissions, discharges, releases of Hazardous Wastes or Materials into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Wastes or Materials.

     "Escrow Agent" means Commerce Bank, N.A., as escrow agent under the Escrow Agreement, and its successors and assigns permitted under the Escrow Agreement.

     "Escrow Agreement" means the Escrow Agreement dated as of August 1, 2001 among Bondholder, Lessor, Lessee and Escrow Agent.

     "Escrow Fund" means the fund established and held by Escrow Agent pursuant to the Escrow Agreement.

     "Event of Taxability" means, if as the result of any act, failure to act or use of the proceeds of the Lease, a change in use of the Project or any misrepresentation or inaccuracy in any of the representations, warranties or covenants contained in this Agreement or the Tax Compliance Agreement by Lessor or Lessee or the enactment of any federal legislation after the date of this Agreement or the promulgation of any income tax regulation or ruling by the Internal Revenue Service after the date of this Agreement, the Interest is or becomes includable in Bondholder's gross income.

     "Gross-Up Rate" means, with respect to any Interest payment (including payments made prior to the Event of Taxability), the rate necessary to calculate a total payment in an amount sufficient such that the sum of the Interest payment plus an additional payment would, after reduced by the federal tax (including interest and penalties) actually payable thereon, equal the amount of the Interest payment.

     "Hazardous Substances Agreement" means the Certificate and Indemnity Agreement regarding Hazardous Substances dated as of August 1, 2001 executed by Lessee for the benefit of Bondholder.

     "Hazardous Waste or Materials" means any substance or material defined in or designated as hazardous or toxic wastes, hazardous or toxic material, a hazardous, toxic or radioactive substance, or other similar term, by any Environmental Law now or hereafter in effect.

     "Interest" means the portion of any payment from Lessor to Bondholder designated as and comprising interest as shown in Exhibit A hereto.

     "Lease" means the lease from Lessor to Lessee pursuant to this Agreement.

     "Lease Payments" means the lease payments payable by Lessee pursuant to the provisions of this Agreement and the Bond as specifically set forth in Exhibit A hereto. As provided in Article II hereof, Lease Payments shall be payable by Lessee directly to Bondholder, as assignee of Lessor and holder of the Bond, in the amounts and at the times as set forth in Exhibit A hereto.

     "Lease Proceeds" means the total amount of money to be paid to (i) Escrow Agent for deposit and application in accordance with the Escrow Agreement and
(ii) Lessee for reimbursement of expenditures made by Lessee for the Project.

     "Lessee" means Midwest Grain Products, Inc., a Kansas corporation.

     "Lessor" means The Unified Government of Wyandotte County/Kansas City, Kansas, acting as lessor under this Agreement.

     "Mortgage" means the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of the date hereof executed by Lessee in favor of Bondholder, relating to the Project.

     "Note Agreement" means the Note Agreement dated as of August 1, 1993, as amended and supplemented and in effect on the date hereof, between Lessee and Principal Mutual Life Insurance Company, without giving effect to any amendment thereof or supplement thereto after the date hereof, which Note Agreement shall be deemed to apply to Lessee and to the Lease under this Agreement (in lieu of the obligations under the Note Agreement) and shall survive this Agreement notwithstanding any termination of the Note Agreement.

     "Permitted Exceptions" means the permitted exceptions listed on Exhibit J hereto.

     "Personal Property" means the property and equipment acquired as part of the Project as set forth on Exhibit B hereto.

     "Prepayment Amount" means the amount which Lessee may or must from time to time pay or cause to be paid to Bondholder as assignee of Lessor and holder of the Bond in order to prepay the Lease and the Bond, as provided in Section 2.07 hereof, such amounts being set forth in Exhibit A hereto, together with accrued interest and all other amounts due hereunder.

     "Principal" means the portion of any Lease Payment designated as principal in Exhibit A hereto.

     "Project" means (i) all of Lessee's estate, right, title and interest, now owned, including any reversion or remainder interest, in the real property located in the City of Kansas City, County of Wyandotte, State of Kansas described on Exhibit I hereto, including all heretofore vacated alleys and streets abutting the property, and all easements, rights, appurtenances, tenements, hereditaments, rents, royalties, mineral, oil and gas rights and profits, water, water rights and water stock appurtenant to the property (collectively, the "Premises"), (ii) all buildings, structures, improvements, parking areas, landscaping and fixtures now erected on, attached to, or used or adapted for use in the operation of such real property, including (without limitation) all heating, air conditioning, manufacturing and incinerating apparatus and equipment; all boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, water heaters, ranges, cooking apparatus and mechanical kitchen equipment, refrigerators, freezers, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, carpeting, floor coverings, underpadding, elevators, escalators, partitions, mantels, built-in mirrors, window shades, blinds, draperies, screens, storm sash, awnings, signs, furnishings of public spaces, halls and lobbies, and shrubbery and plants (other than manufacturing equipment not included as a portion of the Personal Property), (iii) the Personal Property, and (iv) the property and the improvements acquired or constructed with the Rehabilitation Expenditures.

     "Property" means, collectively, all of Lessee's estate, right, title and interest, now owned or hereafter acquired, including any reversion or remainder interest, in the real property located in the City of Kansas City, County of Wyandotte, State of Kansas described on Exhibit I hereto, including all heretofore or hereafter vacated alleys and streets abutting the property, and all easements, rights, appurtenances, tenements, hereditaments, rents, royalties, mineral, oil and gas rights and profits, water, water rights and water stock appurtenant to the property; together with all of Lessee's estate, right, title and interest, now owned or hereafter acquired, in:

          (a) all buildings, structures, improvements, parking areas, landscaping, equipment, software intangibles, fixtures and articles of property now or hereafter erected on, attached to, or used or adapted for use in the operation of the Premises, including (without limitation) all heating, air conditioning, manufacturing and incinerating apparatus and equipment; all boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, water heaters, ranges, cooking apparatus and mechanical kitchen equipment, refrigerators, freezers, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, carpeting, floor coverings, underpadding, elevators, escalators, partitions, mantels, built-in mirrors, window shades, blinds, draperies, screens, storm sash, awnings, signs, furnishings of public spaces, halls and lobbies, and shrubbery and plants, and including also all interest of any owner of the Premises in any of such items hereafter at any time acquired under conditional sale contract, chattel mortgage or other title retaining or security instrument, but excluding any manufacturing equipment now or hereafter acquired that does not consist of any portion of the Personal Property (all of the foregoing together with any replacements thereto are referred to herein as the "Improvements");

          (b) all compensation, awards, damages, rights of action and proceeds, including interest thereon and/or the proceeds of any policies of insurance therefor, arising out of or relating to a (i) taking or damaging of the Premises or Improvements thereon by reason of any public or private improvement, condemnation proceeding (including change of grade), sale or transfer in lieu of condemnation, or fire, earthquake or other casualty, or
     (ii) any injury to or decrease in the value of the Premises or the Improvements for any reason whatsoever;

          (c) all the right, title and interest of Lessee in, to and under all written and oral leases and rental agreements (including extensions, renewals and subleases; all of the foregoing shall be referred to collectively herein as the "Leases") now or hereafter affecting the Premises including, without limitation, all rents, issues, profits and other revenues and income therefrom and from the renting, leasing or bailment of Improvements and equipment, all guaranties of tenants' performance under the Leases, all letter of credit rights and all other supporting obligations associated with the Leases, and all rights and claims of any kind that Lessee may have against any tenant under the Leases or in connection with the termination or rejection of the Leases in a bankruptcy or insolvency proceeding; and the leasehold estate, if applicable;

          (d) plans, specifications, contracts, documents and agreements relating to the design or construction of the Improvements; Lessee's rights under any payment, performance or other bond in connection with the design or construction of the Improvements; all landscaping and construction materials, supplies and equipment used or to be used or consumed in connection with construction of the Improvements, whether stored on the Premises or at some other location; and contracts, agreements and purchase orders with contractors, subcontractors, suppliers and materialmen incidental to the design or construction of the Improvements;

          (e) all books, records, surveys, reports and other documents related to the Premises, the Improvements, the Leases or other items of Property described herein; and

          (f) all additions, accessions, replacements, substitutions, proceeds and products of the real and personal property, tangible and intangible, described herein.

     "Purchase Agreements" means Lessee's purchase agreements with Vendors of the Project.

     "Purchase Price" means $6,500,000.

     "Rehabilitation Expenditures" means those capital expenditures to be incurred by Lessee with respect to the Project as set forth on Exhibit C hereto.

     "State" means the State of Kansas.

     "Tax Compliance Agreement" means the Tax Compliance Agreement of even date herewith among Lessee, Lessor and Escrow Agent, as such Tax Compliance Agreement may be amended from time to time in accordance with its terms.

     "UCC" means the Uniform Commercial Code as adopted and in effect in the State.

     "Vendor" means the manufacturer, contractor or vendor of any portion of the Project, as well as the agents or dealers of the manufacturer or contractor, from whom Lessee has purchased or is purchasing portions of the Project.

     Section 1.02. Exhibits The following exhibits are attached hereto and made a part hereof:

          Exhibit A:  Schedule  of  Lease  Payments   setting  forth  the  Lease
                      Payments and Prepayment Amounts.

          Exhibit B:  Description of Personal Property.

          Exhibit C:  Description of Rehabilitation Expenditures.

          Exhibit D:  Reserved.

          Exhibit E:  Reserved.

          Exhibit F:  Form of Bond.

          Exhibit G:  Form of Certificate of Chief Financial Officer.

          Exhibit H:  Reserved.

          Exhibit I:  Legal Description of Real Property.

          Exhibit J:  List of Permitted Exceptions.

          Exhibit K:  List of Trade Names.

          Exhibit L:  Survey Requirements.

          Exhibit M:  Permanent Lease Insurance Requirements.

          Exhibit N:  Phase I Requirements.

     Section 1.03. Rules of Construction. (a) The singular form of any word used herein, including the terms defined in Section 1.01 hereof, shall include the plural, and vice versa. The use herein of a word of any gender shall include correlative words of all genders.

     (b) Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivision of this

Agreement as originally executed. The words "hereof," "herein," "hereunder" and words of similar import refer to this Agreement as a whole.

     (c) The headings or titles of the several  articles  and sections  shall be
solely  for   convenience  of  reference  and  shall  not  affect  the  meaning, construction or effect of the provisions hereof.

                                   ARTICLE II
                     FINANCING OF PROJECT AND TERMS OF LEASE

     Section 2.01. Acquisition of Project. (a) Lessee either has obtained or shall obtain the Project pursuant to one or more Purchase Agreements from one or more Vendors. Lessee shall remain liable to the Vendor or Vendors in respect of its duties and obligations in accordance with each Purchase Agreement and shall bear the risk of loss with respect to any loss or claim relating to any portion of the Project covered by any Purchase Agreement, and neither Bondholder nor Lessor shall assume any such liability or risk of loss. Lessee covenants and agrees to pay or cause to be paid such amounts as may be necessary to complete the acquisition, installation, construction and improvement of the Project and to ensure that the Project is operational to the extent that the Lease Proceeds are insufficient to cause such acquisition, installation, construction and improvement.

     (b) Lessee agrees to sell, and does hereby sell, to Lessor the Project on the terms and conditions of this Agreement, and Lessor agrees to purchase, and subject to the satisfaction of the conditions contained in Article III hereof, does purchase the Project in accordance with the terms and conditions of this Agreement, at the Purchase Price. Lessor and Lessee agree that, upon payment of the Purchase Price by Lessor to Lessee, title to the Project shall be deemed to be conveyed to and vested in Lessor. Lessee agrees to execute any and all documents, certificates and agreements necessary to effectuate such purchase of the Project.

     (c) Lessor agrees to lease and hereby leases the Project to Lessee, and Lessee agrees to lease and hereby leases, the Project from Lessor in accordance with the terms and conditions of this Agreement. Lessee agrees that it shall be liable for all of its obligations under any agreements with Vendors in the event that the conditions contained in Article III hereof are not satisfied or the Lease Proceeds are not applied as provided in Section 2.02 hereof for any reason. Lessor and Lessee agree to execute any and all documents, certificates and agreements necessary to effectuate such lease of the Project.

     (d) Title to the Project shall pass from Lessor to Lessee automatically and without further act upon the end of the term of this Agreement. Lessor agrees to execute any and all documents, certificates and agreements necessary to effectuate such transfer of the Project.

     Section 2.02. Lease. Bondholder hereby agrees, subject to the terms and conditions of this Agreement, to purchase the Bond in the amount of $6,500,000; Lessor hereby agrees, subject to the terms and conditions of this Agreement, to issue the Bond and to use the proceeds thereof to purchase the Project from Lessee; and Lessee hereby agrees to lease the Project from Lessor. The basic term of the Lease is seven years, commencing upon the delivery of this Agreement, and with a scheduled termination date of September 1, 2008. Upon fulfillment of the conditions set forth in Article III hereof, Bondholder shall (i) deposit $900,000.00 of the Lease Proceeds in the Escrow Fund to be held, invested and disbursed for Rehabilitation Expenditures, as provided in the Escrow Agreement and (ii) disburse $5,600,000.00 of the Lease Proceeds to Lessee for reimbursement of expenditures previously made by Lessee for the Project. Lessor's obligation to make payments on the Bond, and Lessee's obligation to repay the Lease, shall commence, and interest shall begin to accrue, on the date that Lease Proceeds are deposited in the Escrow Fund and disbursed to Lessee.

     Section 2.03. Interest. The principal amount of the Bond and the Lease hereunder outstanding from time to time shall bear interest (computed on the basis of actual days elapsed in a 360-day year) at the rate of five and twenty-three hundredths percent (5.23%). Interest accruing on the principal balance of the Bond and the Lease outstanding from time to time shall be payable as provided in Exhibit A and in the Bond and upon earlier demand in accordance with the terms hereof or prepayment in accordance with the terms of the Bond and
Section 2.07 hereof. Upon the occurrence of a Determination of Taxability, Lessee shall, with respect to future interest payments, begin making Lease
Payments calculated at the Gross-Up Rate. In addition, Lessee shall make immediately upon demand of Bondholder a payment to Bondholder sufficient to supplement prior Lease Payments to the Gross-Up Rate.

     Section 2.04. Payments. Lessor shall pay the principal of, premium, if any in accordance with Section 2.07 hereof, and interest on the Bond, but only out of the amounts paid by Lessee pursuant to this Agreement. Lessee shall pay to Bondholder, as assignee of Lessor, Lease Payments, in the amounts and on the dates set forth in Exhibit A hereto. As security for its obligation to pay the principal of, premium, if any in accordance with Section 2.07 hereof, and interest on the Bond, Lessor assigns to Bondholder all of Lessor's right to receive Lease Payments from Lessee hereunder, all of Lessor's rights hereunder and all of Lessor's right, title and interest in and to the Project, and Lessor irrevocably constitutes and appoints Bondholder and any present or future officer or agent of Bondholder as its lawful attorney, with full power of substitution and resubstitution, and in the name of Lessor or otherwise, to collect the Lease Payments and any other payments due hereunder and under the Bond and to sue in any court for such Lease Payments or other payments, to exercise all rights hereunder with respect to the Project, and to withdraw or settle any claims, suits or proceedings pertaining to or arising out of this Agreement upon any terms. Such Lease Payments and other payments shall be made by Lessee directly to Bondholder, as Lessor's assignee and holder of the Bond, and shall be credited against Lessor's payment obligations hereunder and under the Bond. No provision, covenant or agreement contained in this Agreement or any obligation imposed on Lessor herein or under the Bond, or the breach thereof, shall constitute or give rise to or impose upon Lessor a pecuniary liability, a charge upon its general credit or taxing powers or a pledge of its general revenues. In making the agreements, provisions and covenants set forth in this Agreement, Lessor has not obligated itself except with respect to the Project and the application of the Lease Payments to be paid by Lessee hereunder. All amounts required to be paid by Lessee hereunder shall be paid in lawful money of the United States of America in immediately available funds. No recourse shall be had by Bondholder or Lessee for any claim based on this Agreement, the Bond or the Tax Compliance Agreement against any director, officer, employee or agent of Lessor alleging personal liability on the part of such person, unless such claim is based on the willful dishonesty of or intentional violation of law by such person.

     Section 2.05. Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Bond shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or the fees hereunder, as the case may be.

     Section 2.06. Lease Payments To Be Unconditional. The obligations of Lessee to make the Lease Payments required under this Article II and to make other payments hereunder and to perform and observe the covenants and agreements contained herein shall be absolute and unconditional in all events, without abatement, diminution, deduction, setoff or defense for any reason, including (without limitation) any failure of the Project to be delivered or installed, any defects, malfunctions, breakdowns or infirmities in the Project or any accident, condemnation, destruction or unforeseen circumstances. Notwithstanding any dispute between Lessee and any of Lessor, Bondholder, any Vendor or any other person, Lessee shall make all Lease Payments when due and shall not withhold any Lease Payments pending final resolution of such dispute, nor shall Lessee assert any right of set-off or counterclaim against its obligation to make such payments required under this Agreement.

     Section 2.07. Prepayments. (a) Lessee may, in its discretion, prepay the Lease and the Bond in whole at any time after the third anniversary of the date hereof by paying the applicable Prepayment Amount.

     (b) Lessee shall prepay the Lease and the Bond in whole or in part at any time pursuant to Article IX hereof by paying the applicable Prepayment Amount.

     (c) Lessee shall prepay the Lease and the Bond in full immediately upon demand of Bondholder after the occurrence of an Event of Default by paying the applicable Prepayment Amount.

     (d) Lessee shall prepay the Lease and the Bond in full immediately upon demand of Bondholder after the occurrence of a Determination of Taxability by paying the applicable Prepayment Amount plus an amount necessary to supplement the prior Lease Payments to the Gross-Up Rate.

     (e) The amounts due hereunder shall be repaid, and the amounts due under the Bond shall be paid, in part with funds remaining in the Escrow Fund upon termination of the Escrow Agreement as provided in Sections 2.03 or 2.04 of the Escrow Agreement.

     Upon any prepayment in part of the Lease and the Bond other than pursuant to Section 2.03 of the Escrow Agreement, the prepayment shall be applied to the Principal portion of the Lease Payments in the inverse order of maturity.

     Section 2.08. Security. The obligations of Lessee to make the Lease Payments required by this Article II and to make other payments hereunder and to perform or observe the covenants and agreements contained herein shall be secured, among other things, by a security interest in the Project, and pursuant to the Mortgage covering the Project as described therein, and by certain other documents executed and delivered in connection herewith. Nothing herein shall limit the liability of Lessee under the Hazardous Substances Agreement.

                                  ARTICLE III
                              CONDITIONS PRECEDENT

     Bondholder's agreement to purchase the Bond and to disburse the Lease Proceeds shall be subject to the condition precedent that Bondholder shall have received all of the following, each in form and substance satisfactory to
Bondholder:

          (a) This Agreement, properly executed on behalf of Lessor and Lessee, and each of the Exhibits hereto properly completed.

          (b) The Bond, properly executed on behalf of Lessor.

          (c) The Tax Compliance Agreement, properly executed on behalf of Lessor and Lessee.

          (d) The Mortgage, properly executed on behalf of Lessee.

          (e) The Assignment, property executed on behalf of Lessee.

          (f) The Hazardous Substances Agreement, properly executed on behalf of Lessee.

          (g) The Escrow Agreement, properly executed on behalf of Lessor, Lessee and Escrow Agent.

          (h) A certificate of the Secretary or an Assistant Secretary of Lessee, certifying as to (i) the resolutions of the board of directors and, if required, the shareholders of Lessee, authorizing the execution, delivery and performance of this Agreement, the Mortgage, the Assignment, the Hazardous Substance Agreement, the Escrow Agreement and the Tax Compliance Agreement and any related documents, (ii) the bylaws of Lessee, and (iii) the signatures of the officers or agents of Lessee authorized to execute and deliver this Agreement, the Mortgage, the Assignment, the Hazardous Substance Agreement, the Escrow Agreement and the Tax Compliance Agreement and other instruments, agreements and certificates on behalf of Lessee.

          (i) Currently certified copies of the Articles of Incorporation of Lessee.

          (j) A Certificate of Good Standing issued as to Lessee by the Secretary of the State of the state of Lessee's incorporation not more than 10 days prior to the date hereof.

          (k) Certificates of the insurance required hereunder, containing a lender's loss payable clause or endorsement in favor of Bondholder and permanent loan insurance requirements set forth in Exhibit M hereto.

          (l) A completed and executed Form 8038 or evidence of filing thereof with the Secretary of Treasury.

          (m) An ordinance taken by or on behalf of Lessor to authorize the transactions contemplated hereby.

          (n) Evidence that the issuance of the Bond for the purpose of financing of the Project has been approved by the "applicable elected representative" of Lessor after a public hearing held upon reasonable notice.

          (o) As applicable, financing statements executed by Lessee, as debtor, and naming Lessor, as secured party, and Bondholder, as assignee.

          (p) Financing statements executed by Lessor, as debtor, and naming Bondholder, as secured party.

          (q) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against Lessee, (ii) no financing statements have been filed and remain in effect against Lessee relating to the Project except those financing statements filed by Bondholder, (iii) Bondholder has duly filed all financing statements necessary to perfect the security interest created pursuant to this Agreement and (iv) Bondholder has duly filed all financing statements necessary to perfect the transfer of Lessor's interest in this Agreement and the Lease Payments.

          (r) An opinion of counsel to Lessee, addressed to Bondholder and Lessor, in form and substance acceptable to Bondholder and Lessor.

          (s) An opinion of counsel to Lessor, addressed to Bondholder and Lessee, in form and substance acceptable to Bondholder and Lessee.

          (t) An environmental engineering report for the Premises prepared by an engineer, and in a manner satisfactory to Bondholder, based upon an investigation relating to and making appropriate inquiries concerning the Premises and in substantial compliance with the Environmental Phase I Requirements set forth in Exhibit N hereto.

          (u) A completed Environmental Questionnaire in the form provided by Bondholder executed on behalf of Lessee.

          (v) An as built survey of the Project prepared in compliance with the requirements set forth in Exhibit L hereto.

          (w) An ALTA (or equivalent) mortgagee policy of title insurance in the amount of $3,120,000.00, with endorsements as Bondholder may require, containing no exceptions to title (printed or otherwise) which are unacceptable to Bondholder, and insuring that the Mortgage is a first-priority lien on the Project. Without limitation, such policy shall
     (i) be in the ALTA 1992 form (deleting arbitration and creditors' rights, if permissible) or, if not available, the form commonly used in the State, insuring Bondholder and its successors and assigns; and (ii) include the following endorsements and/or affirmative coverages: (A) ALTA 9 Comprehensive, (B) Survey, (C) Access, (D) Subdivision, (E) Tax Parcel and
     (F) Address and Improvement.

          (x) A zoning compliance letter from the applicable City Planner's, County Clerk's or Zoning Department's office. Without limitation, such zoning compliance letter shall (i) provide the zoning classification code for the property, (ii) be addressed to Lessee and Bondholder, (iii) include the address of the Property, (iv) describe the type(s) of permitted use of the Property, and (v) include an expiration-dated copy of conditions or restrictions of use. If the applicable governmental agency does not, or is unwilling to, provide the required zoning compliance letter, Bondholder will require an ALTA 3.1 Zoning Endorsement (with additional coverage for number and type of parking spaces) to the mortgagee policy of title insurance.

          (y) A copy of the final, permanent and unconditional Certificate of Occupancy for the Project.

          (z) An engineer's "walk-through" inspection prepared by an engineer acceptable to Bondholder at Lessee's expense stating that the Project was built in conformance with approved plans and specifications with no evident structural deficiencies and including the building's compliance with the Americans with Disabilities Act of 1990 and all regulations promulgated thereunder.

          (aa) A Final Appraisal of the Project addressed to Bondholder, in form and substance acceptable to Bondholder and prepared by an MAI certified appraiser acceptable to Bondholder in conformance with the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP) and the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute. In addition to the foregoing requirements, whenever the Income Approach is utilized by the appraiser, the report shall include a direct capitalization analysis as well as a discounted cash flow analysis and a final estimate of value based on the property's fee simple estate.

          (bb) An opinion of special tax counsel, addressed to Bondholder, Lessor and Lessee, in form and substance acceptable to the addressees.

          (cc) Payment of Bondholder's fees, commissions and expenses required by Section 12.01 hereof.

          (dd) Payment of Lessor's fees, commissions and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

          (ee) Any other documents or items reasonably required by Bondholder.

          (ff) Payment of Lessor's Bond origination fee.

     Bondholder's agreement to purchase the Bond, to disburse the Lease Proceeds and to consider approval of any disbursement from the Escrow Fund shall be subject to the further conditions precedent that on the date thereof:

          (gg) Each of the items required for a disbursement pursuant to the Escrow Agreement.

          (hh) Invoice(s) and/or bill(s) of sale relating to the Project and, if such invoices have been paid by Lessor or Lessee, evidence of payment thereof and, if applicable, evidence of official intent to reimburse such payment as required by the Code.

          (ii) The representations and warranties contained in Articles IV and V hereof are correct on and as of the date of such disbursement as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

          (jj) No event has occurred and is continuing, or would result from the Bond or the Lease which constitutes a Default, an Event of Default or a Determination of Taxability.

                                   ARTICLE IV
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSOR

         Lessor represents, warrants and covenants for the benefit of Bondholder and Lessee, as follows:

          (a) Lessor is a municipal corporation duly created and validly existing under the Constitution and laws of the State.

          (b) Lessor will exercise its best efforts to preserve and keep in full force and effect its existence as a municipal corporation.

          (c) Lessor is authorized under the Constitution and laws of the State to issue the Bond and to enter into this Agreement, the Escrow Agreement, the Tax Compliance Agreement and the transactions contemplated hereby and to perform all of its obligations hereunder.

          (d) Lessor has duly authorized the issuance of the Bond and the execution and delivery of this Agreement, the Escrow Agreement and the Tax Compliance Agreement under the terms and provisions of the resolution of its governing body or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met and procedures have occurred in order to ensure the enforceability of the Bond, this Agreement, the Escrow Agreement and the Tax Compliance Agreement against Lessor, and Lessor has complied with such public bidding requirements as may be applicable to the Bond, this Agreement, the Escrow Agreement and the Project. Lessor has taken all necessary action and has complied with all provisions of the Act, including but not limited to the making of the findings required by the Act, required to make the Bond, this Agreement, the Escrow Agreement and the Tax Compliance Agreement the valid and binding obligation of Lessor.

          (e) The officer of Lessor executing the Bond, this Agreement, the Escrow Agreement, the Tax Compliance Agreement and any related documents has been duly authorized to issue the Bond and to execute and deliver this Agreement, the Escrow Agreement and the Tax Compliance Agreement and such related documents under the terms and provisions of a resolution of Lessor's governing body, or by other appropriate official action.

          (f) The Bond, this Agreement, the Escrow Agreement and the Tax Compliance Agreement are legal, valid and binding obligations of Lessor, enforceable in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights.

          (g) Lessor has assigned to Bondholder all of Lessor's rights in the Project and this Agreement (except any indemnification payable to Lessor pursuant to Sections 7.07(d) and 7.12 hereof and notice to Lessor pursuant to Section 12.03 hereof) including the assignment of all rights in the security interest granted to Lessor by Lessee.

          (h) Lessor will not pledge, mortgage or assign this Agreement or its duties and obligations hereunder to any person, firm or corporation, except as provided under the terms hereof.

          (i) None of the issuance of the Bond or the execution and delivery of this Agreement, the Escrow Agreement or the Tax Compliance Agreement, the consummation of the transactions contemplated hereby or the fulfillment of or compliance with the terms and conditions of the Bond, this Agreement, the Escrow Agreement or the Tax Compliance Agreement violates any law, rule, regulation or order, conflicts with or results in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which Lessor is now a party or by which it is bound or constitutes a default under any of the foregoing or results in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Lessor under the terms of any instrument or agreement.

          (j) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Lessor's knowledge, threatened against or affecting Lessor, challenging Lessor's authority to issue the Bond or to enter into this Agreement, the Escrow Agreement or the Tax Compliance Agreement or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of the Bond, this Agreement, the Escrow Agreement or the Tax Compliance Agreement or any other transaction of Lessor which is similar hereto, or the exclusion of the Interest from gross income for federal tax purposes under the Code, or would materially and adversely affect any of the transactions contemplated by this Agreement.

          (k) Lessor will submit or cause to be submitted to the Secretary of the Treasury a Form 8038 (or other information reporting statement) at the time and in the form required by the Code.

          (l) The issuance of the Bond for the purpose of financing the Project has been approved by the "applicable elected representative" (as defined in Section 147(f) of the Code) of Lessor after a public hearing held upon reasonable notice.

          (m) Lessor will comply fully at all times with the Tax Compliance Agreement, and Lessor will not take any action, or omit to take any action, which, if taken or omitted, respectively, would violate the Tax Compliance Agreement.

          (n) Lessor will take no action that would cause the Interest to become includable in gross income for federal income tax purposes under the Code (including, without limitation, intentional acts under Treas. Reg. ss. 1.148-2(c) or consenting to a deliberate action within the meaning of Treas. Reg. ss. 1.141-2(d)), and Lessor will take and will cause its officers, employees and agents to take all affirmative actions legally within its power necessary to ensure that the Interest does not become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, the calculation and payment of any rebate required to preserve such exclusion).

                                    ARTICLE V
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE

     Lessee represents, warrants and covenants for the benefit of Bondholder and Lessor, as follows:

          (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas, has power to enter into this Agreement, the Mortgage, the Assignment, the Hazardous Substances Agreement, and by proper corporate action has duly authorized the execution and delivery of this Agreement, the Mortgage, the Assignment, the Hazardous Substances Agreement, the Escrow Agreement and the Tax Compliance Agreement. Lessee is in good standing and is duly licensed or qualified to transact business in the State and in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. Lessee's exact legal name is as set forth on the execution page hereof.

          (b) Lessee has been fully authorized to execute and deliver this Agreement, the Mortgage, the Assignment, the Hazardous Substances Agreement, the Escrow Agreement and the Tax Compliance Agreement under the terms and provisions of the resolution of its board of directors, or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met, and procedures have occurred in order to ensure the enforceability of this Agreement, the Mortgage, the Assignment, the Hazardous Substances Agreement, the Escrow Agreement and the Tax Compliance Agreement and this Agreement, Mortgage, the Assignment, the Hazardous Substances Agreement, the Escrow Agreement and the Tax Compliance Agreement have been duly authorized, executed and delivered.

          (c) The officer of Lessee executing this Agreement, the Escrow Agreement, the Mortgage, the Assignment, the Hazardous Substances Agreement, and the Tax Compliance Agreement and any related documents has been duly authorized to execute and deliver this Agreement, the Mortgage, the Assignment, the Hazardous Substances

     Agreement, the Escrow Agreement and the Tax Compliance Agreement and such related documents under the terms and provisions of a resolution of Lessee's board of directors.

          (d) This Agreement, the Mortgage, the Assignment, the Hazardous Substances Agreement, the Escrow Agreement and the Tax Compliance Agreement constitute valid and legally binding obligations of Lessee, enforceable against Lessee in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights.

          (e) The execution and delivery of this Agreement, the Mortgage, the Assignment, the Hazardous Substances Agreement, the Escrow Agreement and the Tax Compliance Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms and conditions hereof do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of the articles of incorporation or bylaws of Lessee or of any corporate restriction or of any agreement or instrument to which Lessee is now a party and do not and will not constitute a default under any of the foregoing or result in the creation or imposition of any liens, charges or encumbrances of any nature upon any of the property or assets of Lessee contrary to the terms of any instrument or agreement.

          (f) The authorization, execution, delivery and performance of this Agreement by Lessee do not require submission to, approval of, or other action by any governmental authority or agency, which action with respect to this Agreement has not been taken and which is final and nonappealable.

          (g) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Lessee's knowledge, threatened against or affecting Lessee, challenging Lessee's authority to enter into this Agreement, the Mortgage, the Assignment, the Hazardous Substances Agreement, the Escrow Agreement or the Tax Compliance Agreement or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Agreement, the Mortgage, the Assignment, the Hazardous Substances Agreement, the Escrow Agreement or the Tax Compliance Agreement or any other transaction of Lessee which is similar hereto, or the exclusion of the Interest from gross income for federal tax purposes under the Code, or would materially and adversely affect any of the transactions contemplated by this Agreement.

          (h) The property at which the Project and the Property are located is properly zoned for its current and anticipated use and the use of the Project and the Property will not violate any applicable zoning, land use, environmental or similar law or restriction. Lessee has all licenses and permits to use the Project and the Property.

          (i) Lessee has furnished to Bondholder a Phase I Environmental Site Assessment dated December 6, 2000, prepared by Black & Veatch Corporation, and an Environmental Questionnaire dated August 17, 2001 (collectively, the "Report"). Except as disclosed to Bondholder in writing or in the Report, Lessee has received no notification of any kind suggesting that the Property or any adjacent property is or may be contaminated with any Hazardous Waste or Materials or is or may be required to be cleaned up in accordance with any applicable law or regulation; and Lessee further represents and warrants that, except as previously disclosed to Bondholder in writing or in the Report, to the best of its knowledge as of the date hereof after due and diligent inquiry, there are no Hazardous Waste or Materials located in, on or under the Property, or incorporated in any Improvements, nor has the Property ever been used as a landfill or a waste disposal site, or a manufacturing, handling, storage, distribution or disposal facility for Hazardous Waste or Materials. Lessee has obtained all permits, licenses and other authorizations which are required under federal, state and local laws or any Environmental Law at the Property or in connection with the operation of the Project. Except as previously disclosed to Bondholder in writing, Lessee and all activities of Lessee at the Property comply with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to Lessee with respect thereto. Except as previously disclosed to Bondholder in writing, with respect to the Property and the Project, Lessee is also in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which Lessee is aware. Except as previously disclosed to Bondholder in writing, Lessee is not aware of, nor has Lessee received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability of Lessee under, any Environmental Laws with respect to the Property and the Project.

          (j) The Project is of the type authorized and permitted to be financed with the proceeds of the Bond pursuant to the Act.

          (k) Lessee intends to operate the Project, or cause the Project to be operated, as a "project," within the meaning of the Act, until the date on which all of the Lease Payments have been fully paid or the applicable Prepayment Amount has been fully paid.

          (l) Lessee will not take any action that would cause the Interest to become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, intentional acts under Treas. Reg. ss. 1.148-2(c) or deliberate action within the meaning of Treas. Reg. ss. 1.141-2(d)), and Lessee will take and will cause its officers, employees and agents to take all affirmative actions legally within its power necessary to ensure that the Interest does not become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, the calculation and payment of any rebate required to preserve such exclusion).

          (m) Lessee has heretofore furnished to Bondholder the audited financial statements of Lessee for its fiscal years ended June 30, 1997, June 30, 1998, June 30, 1999 and June 30, 2000 and the unaudited financial statement of Lessee for the nine-months ended March 31, 2001, and those statements fairly present the financial condition of Lessee on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of Lessee.

          (n) Lessee has paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by it. Lessee has filed all federal, state and local tax returns which are required to be filed, and Lessee has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due.

          (o) Lessee has or as of closing will have good and absolute title to its interest in the Project subject to the rights of Lessor free and clear of all mortgages, security interests, liens and encumbrances except for the security interest created pursuant to this Agreement and the Mortgage and except for the Permitted Exceptions.

          (p) Lessee has provided to Bondholder signed financing statements sufficient when filed to perfect the security interest created pursuant to this Agreement. When such financing statements are filed in the offices noted therein, Bondholder, as assignee of Lessor and holder of the Bond, will have a valid and perfected security interest in the Project, subject to no other security interest, assignment, lien or encumbrance. None of the Project constitutes a replacement of, substitution for or accessory to any property of Lessee subject to a lien of any kind. Lessee owns the Project subject to no liens or encumbrances of any kind other than the Permitted Exceptions and the liens created hereunder and under the Mortgage.

          (q) Lessee will aid and assist Lessor in connection with preparing and submitting to the Secretary of the Treasury a Form 8038 (or other applicable information reporting statement) at the time and in the form required by the Code.

          (r) Lessee will comply fully at all times with the Tax Compliance Agreement, and Lessee will not take any action, or omit to take any action, which, if taken or omitted, respectively, would violate the Tax Compliance Agreement.

          (s) Expenses for work done by officers or employees of Lessee in connection with the Project will be included as an Acquisition Cost, if at all, only to the extent (i) such persons were specifically employed for such particular purpose, (ii) the expenses do not exceed the actual cost thereof and (iii) such expenses are treated or capable of being treated (whether or not so treated) on the books of Lessee as a capital expenditure in conformity with generally accepted accounting principles applied on a consistent basis.

          (t) Any costs incurred with respect to that part of the Project paid from the Lease Proceeds shall be treated or capable of being treated on the books of Lessee as capital expenditures in conformity with generally accepted accounting principles applied on a consistent basis.

          (u) No part of the Lease Proceeds will be used to finance inventory or rolling stock or will be used for working capital or to finance any other cost not constituting an Acquisition Cost.

          (v) No person other than Lessee or Kansas City Ingredients Technology, Inc. is in occupancy or possession of any portion of the Property.

          (w) The Project is property of the character subject to the allowance for depreciation under Section 167 of the Code.

                                   ARTICLE VI
                       TITLE TO PROject; SECURITY INTEREST

     Section 6.01. Title to Project. Legal title to the Project and any and all repairs, replacements, substitutions and modifications to such Project shall be in Lessor. Lessee will at all times protect and defend, at its own cost and expense, its and Lessor's title from and against all claims, liens and legal processes of creditors of Lessee, and keep all the Property and the Project free and clear of all such claims, liens and processes except for the Permitted Exceptions and the liens created hereunder and under the Mortgage.

     Section 6.02. Security Interest in Project. This Agreement is intended to constitute a security agreement within the meaning of the UCC. As security for Lessee's payment to Bondholder, as assignee of Lessor, of Lease Payments and all other amounts payable to Bondholder hereunder, Lessee hereby grants to Lessor a security interest constituting a first lien on all of Lessee's rights, title and interest as lessee in and to (i) the Project, (ii) all securities, funds, moneys, deposits and other property at any time held in or subject to the Escrow Fund, (iii) all repairs and modifications to any of the foregoing property, (iv) all substitutions for or replacement of any of the foregoing property, (v) products and proceeds of any of the foregoing property, and (vi) all of Lessee's rights hereunder. As security for the Bond, Lessor hereby grants a security interest to Bondholder constituting a lien on all of Lessor's rights, title and interest in and to (i) the Project, (ii) all securities, funds, moneys, deposits and other property at any time held in or subject to the Escrow Fund, (iii) all repairs and modifications to any of the foregoing property, (iv) all substitutions for or replacement of any of the foregoing property, (v) products and proceeds of any of the foregoing property and (vi) all of Lessor's rights hereunder, including rights to receive Lease Payments. Lessee ratifies its previous authorization for Bondholder to pre-file UCC financing statements and any amendments thereto describing the Project and all other collateral described above and containing any other information required by the applicable UCC. Lessee authorizes Bondholder, and hereby grants Bondholder a power of attorney (which is coupled with an interest), to file financing statements and amendments thereto describing the Project and containing any other information required by the applicable UCC and all proper terminations of the filings of other secured parties with respect to the Project or the Property, in such form and substance as Bondholder, in its sole discretion, may determine. Lessor and Lessee agree to execute such additional documents, including financing statements, demands for terminations, assignments, affidavits, notices and similar instruments, in form satisfactory to Bondholder, and take such other actions that Bondholder deems necessary or appropriate to establish and maintain the security interest created by this Section, and Lessor and Lessee hereby designate and appoint Bondholder as their agent, and grant to Bondholder a power of attorney (which is coupled with an interest), to execute on behalf of Lessor and Lessee, as the case may be, such additional documents and to take such other actions. Lessee hereby waives any right that Lessee may have to file with the applicable filing officer any financing statement, amendment, termination or other record pertaining to the Project and/or Bondholder's interest therein.

     Section 6.03. Change in Name or Corporate Structure of Lessee; Change in Location of Lessee's Chief Executive Office. Lessee's chief executive office is located at the address set forth above, and all of Lessee's records relating to its business and the Property and the Project are kept at such location. Lessee hereby agrees to provide written notice to Bondholder and Lessor of any change or proposed change in its name, corporate structure or chief executive office or change or proposed change in the location of the Personal Property. Such notice shall be provided 30 days in advance of the date that such change or proposed change is planned to take effect. Lessee does business, and has done business, only under its own name and the trade names, if any, set forth on Exhibit K hereto.

     Section 6.04. Liens and Encumbrances to Title. Lessee shall not, directly or indirectly, create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, charge, encumbrance or claim (together, "Liens") on or with respect to the Project or the Property other than the respective rights of Bondholder and Lessor as herein provided and provided in the Mortgage and except for the Permitted Exceptions.

     Section 6.05. Assignment of Insurance. As additional security for the payment and performance of Lessee's obligations hereunder, Lessee hereby assigns to Bondholder, as assignee of Lessor, any and all moneys (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under any and all policies of insurance now or at any time hereafter covering the Project or any evidence thereof or any business records or valuable papers pertaining thereto, and Lessee hereby directs the issuer of any such policy to pay all such moneys directly to Bondholder if Lessee fails to comply with Section 9.01 hereof. Lessee hereby assigns to Bondholder, as assignee of Lessor, and grants a security interest to Bondholder in, any and all moneys due or to become due with respect to any condemnation proceeding affecting the Project. At any time, whether before or after the occurrence of any Event of Default, Bondholder may (but need not), in Bondholder's name or in Lessee's name, execute and deliver proof of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the Lessor of any such policy or party in any condemnation proceeding.

     Section 6.06. Agreement as Financing Statement. To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or of any financing statements signed by Lessee is sufficient as a financing statement in any state to perfect the security interests granted in this Agreement.

     Section 6.07. Subordination of Leasehold Interest. The leasehold interest created pursuant to this Agreement is now, and shall at all times continue to be, unconditionally subject and subordinate in each and every respect, to the Mortgage and to any and all renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Mortgage. For so long as the Mortgage is a lien on the Project, Lessee shall not mortgage or otherwise encumber its leasehold interest or subordinate the estate of Lessee in this Agreement to any other mortgage or any other security instrument.

                                   ARTICLE VII
                         AFFIRMATIVE COVENANTS OF LESSEE

     So long as the Lease shall remain unpaid, Lessee will comply with the following requirements:

     Section 7.01. Reporting Requirements. Lessee will deliver, or cause to be delivered, to Bondholder each of the following, which shall be in form and detail acceptable to Bondholder:

          (a) as soon as available, and in any event within 120 days after the end of each fiscal year of Lessee, audited financial statements of Lessee with the unqualified opinion of independent certified public accountants selected by Lessee and acceptable to Bondholder, which annual financial statements shall include the balance sheet of Lessee as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of Lessee for the fiscal year then ended, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a consistent basis, together with a certificate of the chief financial officer of Lessee in the form of Exhibit G hereto stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto all relevant facts in reasonable detail to evidence, and (iii) all relevant facts in reasonable detail to evidence, the computations as to, whether or not Lessee is in compliance with the requirements set forth in Sections 7.14 through 7.16 hereof;

          (b) as soon as available and in any event within 90 days after the end of each fiscal quarter of Lessee, an unaudited/internal balance sheet and statements of income and retained earnings of Lessee as at the end of and for such quarter and for the year to date period then ended, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with generally accepted accounting principles applied on a consistent basis and certified by the chief financial officer of Lessee subject to year-end audit adjustments; and accompanied by a certificate of that officer in the form of Exhibit G hereto stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not Lessee is in compliance with the requirements set forth in Sections 7.14 through 7.16 hereof;

          (c) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting Lessee of the type described in Article V hereof or which seek a monetary recovery against Lessee in excess of $1,000,000;

          (d) as promptly as practicable (but in any event not later than ten Business Days) after an officer of Lessee obtains knowledge of the occurrence of any event that constitutes a Default or an Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of Lessee of the steps being taken by Lessee to cure the effect of such Default or Event of Default;

          (e) promptly upon knowledge thereof, notice of loss or any material destruction of or damage to the Project or the Property or of any material adverse change in the Project or the Property;

          (f)  promptly  upon  their  distribution,   copies  of  all  financial
     statements, reports and proxy statements that Lessee shall have sent to its stockholders;

          (g) promptly after the amending thereof, copies of any and all amendments to its certificate of incorporation, articles of incorporation or bylaws;

          (h) within 30 days of request by Bondholder,  evidence satisfactory to
     Bondholder   that  Lessee  has  complied   with  the  capital   expenditure
     limitations of Code section 144(a)(4).

     Section 7.02. Books and Records; Inspection and Examination. Lessee will keep accurate books of record and account for itself pertaining to the Project and the Property and pertaining to Lessee's business and financial condition and such other matters as Bondholder may from time to time request in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon request of Bondholder, will permit any officer, employee, attorney or accountant for Bondholder, at Bondholder's expense, to audit, review, make extracts from, or copy any and all corporate and financial books, records and properties of Lessee relating to the Project and the Property at all times during ordinary business hours, and to discuss the affairs of Lessee with any of its directors, officers, employees or agents. Lessee will permit Bondholder, or its employees, accountants, attorneys or agents, to examine and copy any or all of its records relating to the Property and the Project and to examine and inspect the Project and the Property at any time during Lessee's business hours.

     Section 7.03. Compliance With Laws;  Environmental  Indemnity.  Lessee will
(a) comply with the requirements of applicable laws and regulations, the noncompliance with which would materially and adversely affect its business or its financial condition, (b) comply with all applicable Environmental Laws and regulations and obtain any permits, licenses or similar approvals required by any such laws or regulations and (c) use and keep the Project and the Property, and will require that others use and keep the Project and the Property, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance. Lessee shall secure all permits and licenses, if any, necessary for the installation and operation of the Project and the Property. Lessee shall comply in all respects (including, without limitation, with respect to the use, maintenance and operation of each portion of the Project and the Property) with all laws of the jurisdictions in which its operations involving any component of the Project or the Property may extend and of any legislative, executive, administrative or judicial body exercising any power or jurisdiction over the portions of the Project or the Property or its interest or rights under this Agreement. Lessee will indemnify, defend and hold Lessor and Bondholder harmless from and against any claims, loss or damage to which Lessor or Bondholder may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any hazardous waste or substance or toxic substance by Lessee on the Property or Project. This indemnification shall survive the termination of this Agreement and payment of the indebtedness hereunder and under the Bond.

     Section 7.04. Environmental  Compliance.  Lessee shall promptly comply with all statutes, regulations and ordinances, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction, relating to the use, collection, treatment, disposal, storage, control, removal or cleanup of Hazardous Waste or Materials in, on or under the Property or the Project, at Lessee's expense. In the event that Bondholder upon an Event of Default reasonably believes that the Property or the Project is not free of all
Hazardous  Waste  or  Materials  or that  Lessee  has  violated  any  applicable
Environmental Laws with respect to the Property or the Project, then immediately, upon request by Bondholder, Lessee shall obtain and furnish to Bondholder, at Lessee's sole cost and expense, an environmental audit and inspection of the Property or the Project from an expert satisfactory to Bondholder. In the event that Lessee fails to immediately obtain such audit or inspection, Bondholder or its agents may perform or obtain such audit or inspection at Lessee's sole cost and expense. Bondholder may, but is not obligated to, enter upon the Property and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Project; and whether or not Lessee has actual knowledge of the existence of Hazardous Waste or Materials on the Property, the Project or any adjacent property as of the date hereof, Lessee shall reimburse Bondholder as provided herein for the full amount of all costs and expenses incurred by Bondholder prior to Bondholder acquiring title to the Project through foreclosure or acceptance of a deed in lieu of foreclosure, in connection with such compliance activities. Neither this provision nor any provision herein or in the Mortgage, the Assignment or related documents shall operate to put Bondholder in the position of an owner of the Property or the Project prior to any acquisition of the Project by Bondholder. The rights granted to Bondholder herein and in the Mortgage, the Assignment or related documents are granted solely for the protection of Bondholder's lien and security interest covering the Project and do not grant to Bondholder the right to control Lessee's actions, decisions or policies regarding Hazardous Waste or Materials.

     Section 7.05. Payment of Taxes and Other Claims. Lessee will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon the Project and the Property or upon or against the creation, perfection or continuance of the security interest created pursuant to this Agreement, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the Project or the Property; provided, that Lessee shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. Lessee will pay, as the same respectively come due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project or the Property, as well as all gas, water, steam, electricity, heat, power, telephone, utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project or the Property.

     Section 7.06. Maintenance of Project and Property. (a) Lessee shall, at its own expense, maintain, preserve and keep the Property in good repair, working order and condition, and shall from time to time make all repairs and replacements necessary to keep the Project and the Property in such condition, and in compliance with state and federal laws, ordinary wear and tear excepted,
(b) shall not commit waste or permit impairment or deterioration of the Project or the Property, (c) shall not abandon the Project or the Property, (d) shall restore or repair promptly and in a good and workmanlike manner all or any part of the Project or the Property in a way that does not diminish the value or utility of the Project or the Property, (e) shall keep all improvements, fixtures, equipment, machinery and appliances on the Project or the Property, in good repair and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good repair, (f) shall comply with all laws, ordinances, regulations and requirements of any governmental body applicable to the Project or the Property, (g) if all or part of the Project or the Property is for rent or lease, then Bondholder, at its option after the occurrence of an Event of Default, may require Lessee to provide for professional management of the Property by a property manager satisfactory to Bondholder pursuant to a contract approved by Bondholder in writing, unless such requirement shall be waived by Bondholder in writing, (h) shall generally operate and maintain the Project and the Property in a manner to ensure maximum rentals, and (i) shall give notice in writing to Bondholder of and, unless otherwise directed in writing by Bondholder, appear in and defend any action or proceeding purporting to affect the Project or the Property, the security of this Agreement or the rights or powers of Bondholder hereunder. Neither Lessee nor any tenant or other person shall remove, demolish or alter any improvement now existing or hereafter erected on the Project or the Property or any fixture, equipment, machinery or appliance that constitutes a portion of the Project or the Property except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind. In the event that any parts or accessories forming part of any item or items of the Project become worn out, lost, destroyed, damaged beyond repair or otherwise rendered unfit for use, Lessee, at its own expense and expeditiously, will replace or cause the replacement of such parts or accessories by replacement parts or accessories free and clear of all liens and encumbrances and with a value and utility at least equal to that of the parts or accessories being replaced (assuming that such replaced parts and accessories were otherwise in good working order and repair). All such replacement parts and accessories shall be deemed to be incorporated immediately into and to constitute an integral portion of the Project and, as such, shall be subject to the terms of this Agreement. Neither Bondholder nor Lessor shall have any responsibility in any of these matters, or for the making of improvements or additions to the Project or the Property.

     (b) Lessee will defend the Project and the Property against all claims or demands of all persons (other than Bondholder and Lessor) claiming the Project or the Property or any interest therein. Lessee represents, warrants and covenants that the Project and the Property, if applicable, is and shall be in compliance with the American with Disabilities Act of 1990 and all of the regulations promulgated thereunder, as the same may be amended from time to time.

     (c) Lessee will keep the Project and the Property free and clear of all security interests, liens and encumbrances except the security interest created pursuant to this Agreement and the Mortgage and except for the Permitted Exceptions.

     Section 7.07. Insurance. (a) Lessee shall obtain and maintain the following types of insurance upon and relating to the Project:

          (i) "All Risk" property and fire insurance (with extended coverage endorsement including malicious mischief and vandalism) in an amount not less than the full replacement value of the Project (with a deductible not to exceed $100,000 and with co-insurance limited to a maximum of 10% of the amount of the policy), naming Bondholder and Lessor under a lender's loss payee endorsement (form 438BFU or equivalent) and including agreed amount, inflation guard, replacement cost and waiver of subrogation endorsements;

          (ii) Comprehensive general liability insurance in an amount not less than $1,000,000.00 insuring against personal injury, death and property damage and naming Bondholder and Lessor as additional insured;

          (iii) Business interruption insurance covering loss of rental or other income (including all expenses payable by tenants) for up to twelve (12) months; and

          (iv) Such other types of insurance or endorsements to existing insurance as may be reasonably required from time to time by Bondholder.

     (b) All of the insurance policies required hereunder shall be issued by corporate insurers licensed to do business in the state in which the Property is located and rated A:X or better by A.M. Best Company, and shall be in form acceptable to Bondholder. If and to the extent that the Project is located within an area that has been or is hereafter designated or identified as an area having special flood hazards by the Department of Housing and Urban Development or such other official as shall from time to time be authorized by federal or state law to make such designation pursuant to any national or state program of flood insurance, Lessee shall carry flood insurance with respect to the Project in amounts not less than the maximum limit of coverage then available with respect to the Project or the amount of the Bond, whichever is less. Certificates of all insurance required to be maintained hereunder shall be delivered to Bondholder, along with evidence of payment in full of all premiums required thereunder, contemporaneously with Lessee's execution of this Agreement. All such certificates shall be in form acceptable to Bondholder and shall require the insurance company to endeavor to give to Bondholder at least 30 days' prior written notice before canceling the policy for any reason. Certificates evidencing all renewal and substitute policies of insurance shall be delivered to Bondholder, along with evidence of the payment in full of all premiums required thereunder, at least 15 days before termination of the policies being renewed or substituted. If any loss shall occur at any time when Lessee shall be in default hereunder, Bondholder shall be entitled to the benefit of all insurance policies held or maintained by Lessee, to the same extent as if same had been made payable to Bondholder, and upon foreclosure hereunder, Bondholder shall become the owner thereof. Bondholder shall have the right, but not the obligation, to make premium payments, at Lessee's expense, to prevent any cancellation, endorsement, alteration or reissuance of any policy of insurance maintained by Lessee, and such payments shall be accepted by the insurer to prevent same.

     (d) As among Bondholder, Lessee and Lessor, Lessee assumes all risks and liabilities from any cause whatsoever, whether or not covered by insurance, for loss or damage to any portion of the Project or Property and for injury to or death of any person or damage to any property, whether such injury or death be with respect to agents or employees of Lessee or of third parties, and whether such property damage be to Lessee's property or the property of others. Whether or not covered by insurance, Lessee hereby assumes responsibility for and agrees to reimburse Bondholder and Lessor for and will indemnify, defend and hold Bondholder and Lessor harmless from and against all liabilities, obligations, losses, damages, penalties, claims, actions, costs and expenses (including reasonable attorneys' fees) of whatsoever kind and nature, imposed on, incurred by or asserted against Bondholder or Lessor that in any way relate to or arise out of this Agreement, the transactions contemplated hereby, the Project and the Property, including but not limited to, (i) the selection, manufacture, purchase, acceptance or rejection of the Project and the Property or the ownership of the Project and the Property , (ii) the delivery, lease, possession, maintenance, use, condition, return or operation of the Project and the Property, (iii) the condition of the Project and the Property sold or otherwise disposed of after possession by Lessee, (iv) any patent or copyright infringement, (v) the conduct of Lessee, its officers, employees and agents,
(vi) a breach of Lessee of any of its  covenants or  obligations  hereunder  and
(vii) any claim, loss, cost or expense involving alleged damage to the environment relating to the Project or the Property, including, but not limited to investigation, removal, cleanup and remedial costs. All amounts payable by Lessee pursuant to the immediately preceding sentence shall be paid immediately upon demand of Lessee or Bondholder, as the case may be. This provision shall survive the termination of this Agreement.

     Section 7.08. Preservation of Corporate Existence. Lessee will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business; and shall conduct its business in an orderly, efficient and regular manner.

     Section 7.09. Performance by Bondholder. If Lessee at any time fails to perform or observe any of the covenants or agreements contained in this Agreement, and if Lessee shall not have commenced to cure such failure 10 calendar days after Bondholder gives Lessee written notice thereof (or in the case of the agreements contained in Sections 7.06 and 7.07 hereof, immediately upon the occurrence of such failure, without notice or lapse of time), Bondholder may, but need not, perform or observe such covenant on behalf and in the name, place and stead of Lessee (or, at Bondholder's option, in Bondholder's name) and may, but need not, take any and all other actions which Bondholder may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and Lessee shall thereupon pay to Bondholder on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Bondholder in connection with or as a result of the performance or observance of such agreements or the taking of such action by Bondholder, together with interest thereon from the date expended or incurred at the lesser of 18% per annum or the highest rate permitted by law. To facilitate the performance or observance by Bondholder of such covenants of Lessee, Lessee hereby irrevocably appoints Bondholder, or the delegate of Bondholder, acting alone, as the attorney in fact of Lessee with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of Lessee any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Lessee under this Agreement.

     Section 7.10. Limitations of Liability. In no event, whether as a result of breach of contract, warranty, tort (including negligence or strict liability), indemnity or otherwise, shall Bondholder, its assignees, if any, or Lessor be liable for any special, consequential, incidental, punitive or penal damages, including, but not limited to, loss of profit or revenue, loss of use of the Premises or any associated equipment, service materials or software, damage to associated equipment, service materials or software, cost of capital, cost of substitute property, service materials or software, facilities, services or replacement power or downtime costs.

     Section 7.11. Kansas Retailers' Sales Tax. The parties have entered into this Agreement in contemplation that, under the existing provisions of K.S.A. 79-3606(d) and other applicable laws, sales of tangible personal property or services purchased in connection with construction of the Project are entitled to exemption from the tax imposed by the Kansas Retailers' Sales Tax Act. The parties agree that Lessor shall, upon the request of and with Lessee's assistance, promptly obtain from the State and furnish to the contractors and suppliers an exemption certificate for the construction of the Project. Lessee covenants that the exemption will be used only in connection with the purchase of tangible personal property or services becoming a part of the Project.

     Section 7.12. Indemnification. (a) Lessee releases Lessor from, agrees that Lessor shall not be liable for, and indemnifies Lessor against, all liabilities, losses, damages (including reasonable attorneys' fees), causes of action (including negligent acts), suits, claims, costs and expenses, demands and judgments of any nature imposed upon or asserted against Lessor on account of:

          (i) any loss or damage to property or injury to or death of or loss by any person that may be occasioned by any cause whatsoever pertaining to the construction, maintenance, operation and use of the Project;

          (ii) any breach or default on the part of Lessee in the performance of any covenant or agreement of Lessee under this Agreement or any related document, or arising from any act or failure to act by Lessee, or any of its agents, contractors, servants, employees or licensees;

          (iii) violation of any law, ordinance or regulation affecting the ownership, occupancy or use of the Project;

          (iv) the authorization, issuance and sale of the Bond, and the provision of any information furnished by Lessee in connection therewith concerning the Project or Lessee or arising from (A) any errors or omissions of any nature whatsoever such that the Bond, when delivered to Bondholder, are not validly issued and binding obligations of Lessor or (B) any fraud or misrepresentations or omissions contained in the proceedings of Lessor furnished by or attributable to Lessee relating to the issuance of the Bond which, if known to the original purchaser of the Bond, might reasonably be considered a material factor in its decision to purchase the Bond; and

          (v) any claim or action or proceeding with respect to the matters set forth in subsections (i), (ii), (iii) and (iv) above brought thereon.

     (b) Lessee agrees to indemnify Lessor for and to hold it harmless against all liabilities, claims, costs and expenses incurred without negligence or willful misconduct on the part of Lessor, on account of any action taken or omitted to be taken by Lessor in accordance with the terms of this Agreement, the Bond or the Escrow Agreement or any action taken at the request of or with the consent of Lessee, including the costs and expenses of Lessor in defending itself against any such claim, action or proceeding brought in connection with the exercise or performance of any of its powers or duties under this Agreement, the Bond or the Escrow Agreement.

     (c) In case any action or proceeding is brought against Lessor in respect of which indemnity may be sought hereunder, the party seeking indemnity shall promptly give notice of that action or proceeding to Lessee, and Lessee upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided, that failure of a party to give that notice shall not relieve Lessee from any of its obligations under this Section unless that failure prejudices the defense of the action or proceeding by Lessee. At its own expense, an indemnified party may employ separate legal counsel and participate in the defense. Lessee shall not be liable for any settlement without its consent.

     (d) The indemnification set forth above is intended to and shall include the indemnification of all affected commissioners, officials, directors, officers, attorneys, accountants, financial advisors, staff and employees of Lessor. That indemnification is intended to and shall be enforceable by Lessor to the full extent permitted by law.

     Section 7.13. Agreement to Pay Attorneys' Fees and Expenses. In connection with any Event of Default by Lessee, if Lessor employs attorneys or incurs other expenses for the collection of amounts payable hereunder or the enforcement of the performance or observance of any covenants or agreements on the part of Lessee herein contained, Lessee agrees that it will, on demand therefore, pay such party the reasonable fees of such attorneys and such other reasonable expenses so incurred by such party.

     Section 7.14. Current Ratio. Borrower will at all times keep and maintain the ratio of Consolidated Current Assets (as defined in the Note Agreement) to Consolidated Current Liabilities (as defined in the Note Agreement) at not less than 1.50 to 1.00.

     Section 7.15. Consolidated Tangible Net Worth. Borrower will at all times keep and maintain Consolidated Tangible Net Worth (as defined in the Note Agreement) at an amount not less than the greater of (i) $70,000,000 and (ii) the sum of $70,000,000 plus 50% of Consolidated Net Income (as defined in the Note Agreement) for the period from and after March 31, 1993 to the date of determination thereof (considered as a single accounting period).

     Section 7.16. Fixed Charges Coverage Ratio. Borrower will not permit, as at the end of each fiscal quarter, the ratio of Net Income Available for Fixed Charges (as defined in the Note Agreement) to Fixed Charges (as defined in the Note Agreement) for the period of four consecutive fiscal quarters then ending to be less than 1.50 to 1.00.

                                  ARTICLE VIII
                          NEGATIVE COVENANTS OF LESSEE

     So long as the Lease and the Bond shall remain unpaid, Lessee agrees that:

     Section 8.01. Lien. Lessee will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of the Project or the Property except for the security interest created pursuant to this Agreement and the liens created pursuant to the Mortgage and the Permitted Exceptions.

     Section 8.02. Sale of Assets. Lessee will not sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets or of any portion of the Project or the Property or any interest therein (whether in one transaction or in a series of transactions). Notwithstanding any provision herein, in the Mortgage or in the Assignment to the contrary, Lessee may sub-lease the Property and the Project to any wholly-owned subsidiary of Lessee, provided that such wholly-owned subsidiary subordinates in writing its leasehold interest in the Project and the Property to the Mortgage.

     Section 8.03. Consolidation and Merger. Lessee will not consolidate with or merge into any person, or permit any other person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other person, unless:

          (a) Lessee shall be the continuing corporation, or the successor or transferee corporation ("Successor") shall be a corporation organized under the laws of the United State of America or a state thereof or the District of Columbia;

          (b) Successor, if any, expressly assumes in writing delivered to Bondholder the due and punctual payment of all obligations under this Agreement according to their tenor and the due and punctual performance and observance of all covenants and conditions of this Agreement to be performed by Successor, and Bondholder has received a legal opinion, in form and substance acceptable to Bondholder, to the effect that this
     Agreement is the legal, valid and binding obligation of Successor enforceable in accordance with its terms;

          (c) if Lessee becomes a wholly-owned subsidiary of another entity ("Parent"), Parent delivers to Bondholder a guaranty in form and substance acceptable to Bondholder, guaranteeing the due and punctual payment of all obligations hereunder;

          (d) Bondholder has received an opinion of bond counsel, in form and substance acceptable to Bondholder, to the effect that under then existing laws the consummation of such merger, consolidation or sale would not cause the interest on the Bond to become includable in gross income under the Code or adversely affect the validity of this Agreement or the Bond;

          (e) immediately after such merger, consolidation or sale, Lessee or Survivor shall meet the requirements of Sections 7.14 through 7.16 hereof; and

          (f) immediately after such consolidation or merger, no Default or Event of Default exists under this Agreement.

     Section 8.04. Accounting. Lessee will not adopt, permit or consent to any material change in accounting principles other than as required by generally accepted accounting principles. Lessee will not adopt, permit or consent to any change in its fiscal year.

     Section 8.05. Transfers. Lessee will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

     Section 8.06. Other Defaults. Lessee will not permit any breach, default or event of default by Lessee to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon Lessee or any judgment, decree, order or determination applicable to Lessee that would have a material adverse effect on Lessee's financial or operating condition.

     Section 8.07. Modifications and Substitutions. Lessee will not make any material alterations, modifications or additions to the Project or the Property without the prior written consent of Bondholder unless required pursuant to
Section 7.06 hereof. Lessee shall provide such documents or assurances as Bondholder may reasonably request to maintain or confirm the security interest assigned to Bondholder in the Project and the Property as so modified or substituted.

     Section 8.08. Use of the Project and the Property. Lessee will not install, use, operate or maintain the Project or the Property improperly, carelessly, in violation of any applicable law or in a manner contrary to that contemplated by this Agreement. Also, unless required by applicable law or unless Bondholder has otherwise agreed in writing, Lessee shall not allow changes in the use for which all or any part of the Property or the Project was intended at the time this Agreement was executed. Lessee shall not, without Bondholder's prior written consent, (a) initiate or acquiesce in a change in the zoning classification (including any variance under any existing zoning ordinance applicable to the Property or the Project), (b) permit the use of the Property or the Project to become a non-conforming use under applicable zoning ordinances, (c) file any subdivision or parcel map affecting the Property or the Project, or (d) amend, modify or consent to any easement or covenants, conditions and restrictions pertaining to the Property or the Project.

                                   ARTICLE IX
            DAMAGE AND DESTRUCTION; USE OF NET PROCEEDS; CONDEMNATION

     Section 9.01. Damage and Destruction Lessee shall provide a complete written report to Bondholder immediately upon any loss, theft, damage or destruction of any portion of the Project that exceeds $100,000 and of any accident involving any Project. If all or any portion of the Project with a value of at least $100,000 is lost, stolen, destroyed or damaged beyond repair ("Damaged Property"), Lessee shall as soon as practicable after such event either: (a) replace the same at Lessee's sole cost and expense with property having substantially similar specifications and of equal or greater value to the Damaged Property immediately prior to the time of the loss occurrence, such replacement property to be subject to Bondholder's approval, whereupon such replacement property shall be substituted in this Agreement and the other related documents by appropriate endorsement or amendment; or (b) pay the applicable Prepayment Amount of the Damaged Property. Lessee shall notify Bondholder of which course of action it will take within 15 calendar days after the loss occurrence. If, within 45 calendar days of the loss occurrence, (a) Lessee fails to notify Bondholder; (b) Lessee and Bondholder fail to execute an amendment to this Agreement to delete the Damaged Property and add the replacement property or (c) Lessee fails to pay the applicable Prepayment Amount, then Bondholder may, at its sole discretion, declare the applicable Prepayment Amount to be immediately due and payable, and Lessee is required to pay the same. The payment of the Prepayment Amount and the termination of Bondholder's interest in the Damaged Property is subject to the terms of Section
2.07 hereof. For purposes of this Article, the term "Net Proceeds" shall mean the amount remaining from the gross proceeds of any insurance claim or condemnation award after deducting all expenses (including reasonable attorneys' fees) incurred in the collection of such claim or award.

     Section 9.02. Condemnation. If the Project, or any part thereof, shall be condemned for any reason, including without limitation fire or earthquake damage, or otherwise taken for public or quasi-public use under the power of eminent domain, or be transferred in lieu thereof, all damages or other amounts awarded for the taking of, or injury to, the Project shall be paid to Bondholder who shall have the right, in its sole and absolute discretion, to apply the amounts so received against (a) the costs and expenses of Bondholder, including attorneys' fees incurred in connection with collection of such amounts, and (b) the balance against the Indebtedness; provided, however, that if (i) no Event of Default shall have occurred and be continuing hereunder, (ii) Lessee provides evidence satisfactory to Bondholder of its ability to pay all amounts becoming due hereunder during the pendency of any restoration or repairs to or replacement of the Project, (iii) Bondholder determines, in its sole discretion, that the proceeds of such award are sufficient to restore, repair, replace and rebuild the Project as nearly as possible to its value, condition and character immediately prior to such taking (or, if the proceeds of such award are insufficient for such purpose, if Lessee provides additional sums to Bondholder's satisfaction so that the aggregate of such sums and the proceeds of such award will be sufficient for such purpose), and (iv) Lessee provides evidence satisfactory to Bondholder that none of the tenants of the Project will terminate their lease agreements as a result of either the condemnation or taking or the repairs to or replacement of the Project, the proceeds of such award, together with additional sums provided by Lessee, shall be placed in a separate account for the benefit of Bondholder and Lessee to be used to restore, repair, replace and rebuild the Project as nearly as possible to its value, condition and character immediately prior to such taking. All work to be performed in connection therewith shall be pursuant to a written contract therefore, which contract shall be subject to the prior approval of Bondholder. To the extent that any funds remain after the Project has been so restored and repaired, the same shall be applied against the Indebtedness in such order as Bondholder may elect. To enforce its rights hereunder, Bondholder shall be entitled to participate in and control any condemnation proceedings and to be represented therein by counsel of its own choice, and Lessee will deliver, or cause to be delivered to Bondholder such instruments as may be requested by it from time to time to permit such participation. In the event Bondholder, as a result of any such judgment, decree or award, believes that the payment or performance of the Lease or the Bond is impaired, Bondholder may declare the obligations hereunder immediately due and payable.

                                   ARTICLE X
                       ASSIGNMENT, SUBLEASING AND SELLING

     Section 10.01. Assignment by Bondholder. This Agreement, and the obligations of Lessee to make payments hereunder, may be assigned and reassigned in whole or in part to one or more assignees or subassignees (who shall be purchaser of the Bond or an interest therein) by Bondholder at any time subsequent to its execution, without the necessity of obtaining the consent of Lessor or Lessee; provided, however, that no such assignment or reassignment shall be effective unless and until (a) Lessor and Lessee shall have received notice of the assignment or reassignment disclosing the name and address of the assignee or subassignee, which notice Lessor shall maintain as evidence of the ownership and registration of the Bond, and (b) in the event that such assignment or reassignment is made to a bank or trust company as trustee for holders of certificates representing interests in this Agreement and the Bond, such bank or trust company agrees to maintain, or cause to be maintained, a book-entry system by which a record of the names and addresses of such holders as of any particular time is kept and agrees, upon request of Lessor or Lessee, to furnish such information to Lessor or Lessee. Upon receipt of notice of assignment, Lessee will reflect in a book-entry the assignee designated in such notice of assignment, and shall agree to make all payments to the assignee designated in the notice of assignment, notwithstanding any claim, defense, setoff or counterclaim whatsoever (whether arising from a breach of this Agreement or otherwise) that Lessor and Lessee may from time to time have against Bondholder or the assignee. Lessor and Lessee agree to execute all documents, including notices of assignment and chattel mortgages or financing statements, which may be reasonably requested by Bondholder or its assignee to protect their interest in the Project and in this Agreement.

     Section 10.02. No Sale or Assignment by Lessee. This Agreement and the interest of Lessee in the Project or the Property may not be sold, assumed, assigned or encumbered by Lessee.

                                   ARTICLE XI
                         EVENTS OF DEFAULT AND REMEDIES

     Section 11.01. Events of Default. The following constitute "Events of Default" under this Agreement:

          (a) failure by Lessee to pay to Bondholder, as assignee of Lessor, when due any Lease Payment or to pay any other payment required to be paid hereunder and the continuation of such failure for a period of 10 days;

          (b) failure by Lessee to maintain insurance on the Project in accordance with Section 7.06 hereof;

          (c) failure by Lessee to comply with the provisions of Sections 6.04, 7.14, 7.15, 7.16, 8.01, 8.02 or 8.03 hereof;

          (d) failure by Lessee or Lessor to observe and perform any other covenant, condition or agreement contained herein, in the Escrow Agreement, in the Mortgage, in the Assignment, in the Hazardous Substances Agreement, in the Tax Compliance Agreement or in any other document or agreement executed in connection herewith on its part to be observed or performed for a period of 30 days after written notice is given to Lessee or Lessor, as the case may be, specifying such failure and directing that it be remedied; provided, however, that, if the failure stated in such notice cannot be corrected within such 30-day period, Bondholder will not unreasonably withhold its consent to an extension of such time if corrective action is instituted by Lessee or Lessor, as the case may be, within the applicable period and diligently pursued until the default is corrected;

          (e) initiation by Lessor of a proceeding under any federal or state bankruptcy or insolvency law seeking relief under such laws concerning the indebtedness of Lessor;

          (f) Lessee shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or Lessee shall apply for or consent to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of
     Lessee, as the case may be; or Lessee shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against Lessee; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of Lessee;

          (g) determination by Bondholder that any representation or warranty made by Lessee or Lessor herein, in the Mortgage, in the Assignment, in the Hazardous Substance Agreement, in the Tax Compliance Agreement or in any other document executed in connection herewith was untrue in any material respect when made;

          (h) Lessee improperly files an amendment or termination relating to a filed financing statement describing any of the Project or (ii) anyone (other than Lessee or Bondholder) improperly files an amendment or termination relating to a filed financing statement describing any of the Project and such filing remains of record for 20 days after written notice is given to Lessee by Bondholder;

          (i) an Event of Taxability shall occur;

          (j) the occurrence of a default or event of default under the Mortgage or the Assignment; or

          (k) the occurrence of a default or an event of default under any instrument, agreement or other document evidencing or relating to any indebtedness or other monetary obligation of Lessee that has a material adverse effect on Lessee's financial or operating condition.

     Section 11.02. Remedies on Default. Whenever any Event of Default shall have occurred, Bondholder, as assignee of Lessor, shall have the right, at its sole option without any further demand or notice, to take any one or any combination of the following remedial steps insofar as the same are available to secured parties under Article 9 of the UCC in effect in the State from time to time and which are otherwise accorded to Bondholder, as assignee of Lessor, by applicable law:

          (a) by notice to Lessor and Lessee, declare the entire unpaid principal amount of the Lease and the Bond then outstanding, all interest accrued and unpaid thereon and all amounts payable under this Agreement to be forthwith due and payable, whereupon the Lease, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by Lessee;

          (b) take possession of the Project wherever situated, without any court order or other process of law and without liability for entering the premises, and lease, sublease or make other disposition of the Project for use over a term in a commercially reasonable manner, all for the account of Bondholder, provided that Lessee shall remain directly liable for the deficiency, if any, between the rent or other amounts paid by a lessee or sublessee of the Project pursuant to such lease or sublease during the same period of time, after deducting all costs and expenses, including reasonable attorneys' fees and expenses, incurred with respect to the recovery, repair and storage of the Project during such period of time;

          (c) take possession of the Project wherever situated, without any court order or other process of law and without liability for entering the premises, and sell the Project in a commercially reasonable manner. All proceeds from such sale shall be applied in the following manner:

               FIRST, to pay all proper and reasonable costs and expenses associated with the recovery, repair, storage and sale of the Project, including reasonable attorneys' fees and expenses;

               SECOND, to pay (i) Bondholder the amount of all unpaid Lease Payments or other obligations (whether direct or indirect owed by Lessee to Bondholder), if any, which are then due and owing, together with interest and late charges thereon, (ii) Bondholder the then applicable Prepayment Amount (taking into account the payment of past-due Lease Payments as aforesaid), plus a pro rata allocation of interest, at the rate utilized to calculate the Lease Payments, from the next preceding due date of a Lease Payment until the date of payment by the buyer, and (iii) any other amounts due hereunder, including indemnity payments, taxes, charges, reimbursement of any advances and other amounts payable to Bondholder or Lessor hereunder; and

               THIRD, to pay the remainder of the sale proceeds, purchase moneys or other amounts paid by a buyer of the Project to Lessee;

          (d) exercise all rights and remedies under the Mortgage and the Assignment;

          (e)  proceed  by   appropriate   court  action  to  enforce   specific
     performance by Lessor or Lessee of the applicable covenants of this Agreement or to recover for the breach thereof, including the payment of all amounts due from Lessee. Lessee shall pay or repay to Bondholder or Lessor all costs of such action or court action, including, without limitation, reasonable attorneys' fees; and

          (f) take whatever action at law or in equity that may appear necessary or desirable to enforce its rights with respect to the Project. Lessee shall pay or repay to Bondholder or Lessor all costs of such action or court action, including, without limitation, reasonable attorneys' fees.

     Notwithstanding any other remedy exercised hereunder, Lessee shall remain obligated to pay to Bondholder any unpaid portion of the Prepayment Amount.

     Section 11.03. No Remedy Exclusive. No remedy herein conferred upon or reserved to Bondholder or Lessor is intended to be exclusive and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Bondholder or Lessor to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice other than such notice as may be required by this Article. All remedies herein conferred upon or reserved to Bondholder or Lessor shall survive the termination of this Agreement.

     Section 11.04. Late Lease Payments. If Lessee is set up on an automatic debit/credit payment system in connection with making the Lease Payments hereunder, any Lease Payment not paid by Lessee on the due date hereof shall bear interest from the due date to the date of payment at the lesser of 18% or the highest rate permitted by law, and Lessee shall be obligated to pay the same immediately upon receipt of Bondholder's written invoice therefore. If Lessee is not set up on an automatic debt/credit payment system, any Lease Payment not paid by Lessee on the due date thereof shall, to the extent permissible by law, bear a late charge equal to the lesser of five cents ($.05) per dollar of the delinquent amount or the lawful maximum, and Lessee shall be obligated to pay the same immediately upon receipt of Bondholder's written invoice therefor.

                                   ARTICLE XII
                                  MISCELLANEOUS

     Section 12.01. Costs and Expenses of Bondholder. Lessee shall pay to Bondholder, in addition to the Lease Payments payable by Lessee hereunder, such amounts in each year as shall be required by Bondholder in payment of any reasonable costs and expenses incurred by Bondholder in connection with the enforcement of this Agreement (including, without limitation, attorneys' fees and disbursements) and all other direct and necessary costs of Bondholder or charges required to be paid by it in order to enforce its rights under, this Agreement. Such costs and expenses shall be billed to Lessee by Bondholder from time to time, together with a statement certifying that the amount so billed has been paid by Bondholder for one or more of the items above described, or that such amount is then payable by Bondholder for such items. Amounts so billed shall be due and payable by Lessee within 30 days after receipt of the bill by Lessee.

     Section 12.02. Disclaimer of Warranties. BONDHOLDER AND LESSOR MAKE NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, DESIGN, CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR FITNESS FOR USE OF THE PROJECT OR THE PROPERTY, OR ANY OTHER WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT THERETO. In no event shall Bondholder or Lessor be liable for any loss or damage in connection with or arising out of this Agreement, the Project, the Property or the existence, furnishing, functioning or Lessee's use of any item or products or services provided for in this Agreement.

     Section 12.03. Notices. All notices, certificates, requests, demands and other communications provided for hereunder or under the Escrow Agreement or the Tax Compliance Agreement shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth above and, if telecopied, transmitted to that party at its telecopier number set forth above or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) the third Business Day following deposit when deposited in the mail if delivered by mail, (c) the date after delivery to an overnight carrier if sent by overnight courier, or (d) the date of transmission if delivered by telecopy. If notice to Lessee of any intended disposition of the Project or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in this Section) at least 10 calendar days prior to the date of intended disposition or other action.

     Section 12.04. Further Assurance and Corrective Instruments. Lessor and Lessee hereby agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further acts, instruments, conveyances, transfers and assurances, as Bondholder reasonably deems necessary or advisable for the implementation, correction, confirmation or perfection of this Agreement, the Mortgage, the Assignment, the Hazardous Substances Agreement, the Escrow Agreement or the Tax Compliance Agreement and any rights of Bondholder hereunder or thereunder.

     Section 12.05. Binding Effect; Time of the Essence. This Agreement shall inure to the benefit of and shall be binding upon Bondholder, Lessor, Lessee and their respective successors and assigns. Time is of the essence.

     Section 12.06. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     Section 12.07. Amendments. To the extent permitted by law, the terms of this Agreement shall not be waived, altered, modified, supplemented or amended in any manner whatsoever except by written instrument signed by the parties hereto, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

     Section 12.08. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart, provided that only the original marked "Original: 1 of 6" on the execution page thereof shall constitute chattel paper under the UCC.

     Section 12.09. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State.

     Section 12.10. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

     Section 12.11. Entire Agreement. This Agreement, the Tax Compliance Agreement, the Escrow Agreement and the exhibits hereto and thereto constitute the entire agreement among Bondholder, Lessor, Lessee and Escrow Agent. There are no understandings, agreements, representations or warranties, express or implied, not specified herein or in such documents regarding this Agreement or the Project financed hereby.

     Section 12.12. Usury. It is the intention of the parties hereto to comply with any applicable usury laws; accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Agreement, in no event shall this Agreement require the payment or permit the collection of interest or any amount in the nature of interest or fees in excess of the maximum permitted by applicable law.

     Section 12.13. Bound Transcripts. Within 90 days of the day of closing, Lessee shall prepare and furnish or cause to be prepared and furnished, at Lessee's expense, to Bondholder and its counsel, bound transcripts containing this Agreement, the Mortgage, the Assignment, the Hazardous Substances Agreement, the Escrow Agreement, the Tax Compliance Agreement and all other documents related thereto.

     Section 12.14. No Pecuniary Liability. No provision, representation, covenant or agreement contained in this Agreement, the Escrow Agreement or the Bond or any obligation herein or therein imposed upon Lessor, or the breach thereof, shall constitute or give rise to or impose upon Lessor a pecuniary liability (except to the extent of any rental payments, revenues and receipts derived by Lessor pursuant to this Agreement). No provision hereof shall be construed to impose a charge against the general credit of Lessor or any personal or pecuniary liability upon any commissioner, official or employee of Lessor.

     Section 12.15. Extent of Covenants of Lessor; No Personal or Pecuniary Liability. (a) No covenant, agreement or obligation contained in this Agreement shall be deemed to be a covenant, agreement or obligation of any present or future commissioner, officer, employee or agent of Lessor in his or her individual capacity, and neither the commissioners of Lessor nor any officer thereof executing the Bond shall be liable personally on the Bond or be subject to any personal liability or accountability by reason of the issuance thereof. No commissioner, officer, employee or agent of Lessor shall incur any personal liability with respect to any other action taken by him pursuant to this Agreement or the Act, provided such member, officer, employee or agent acts in good faith.

     (b) No agreements or provisions contained in this Agreement nor any agreement, covenant or undertaking by Lessor contained in any document executed by Lessor in connection with the Project, or the issuance, sale and delivery of the Bond shall give rise to any pecuniary liability of Lessor or a charge against its general credit, or shall obligate Lessor financially in any way except as may be payable from the Lease Payments by Lessee and the proceeds of the Bond. No failure of Lessor to comply with any term, condition, covenant or agreement herein or in any document executed by Lessor in connection with the issuance and sale of the Bond shall subject Lessor to liability for any claim for damages, costs or other financial or pecuniary charge except to the extent that the same can be paid or recovered from the Lease Payments or proceeds of the Bond. Nothing in this Agreement precludes a proper party in interest from seeking and obtaining, to the extent permitted by law, specific performance against Lessor for any failure to comply with any term, condition, covenant or agreement herein, provided that no costs, expenses or other monetary relief will be recoverable from Lessor except as may be payable from the repayments by Lessee under this Lease Agreement or from the proceeds of the Bond.

     (c) No recourse shall be had for the payment of this principal of or premium or interest on the Bond or for any claim based thereon or upon any obligation, covenant or agreement contained in this Agreement against any past, present or future officer, commissioner, employee or agent of Lessor, or of any successor corporation, as such, either directly or through Lessor or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such officers, commissioners, employees or agents, as such, is hereby expressly waived and released as a condition of, and consideration for, the execution of this Agreement and the issuance of the Bond.

     (d) Anything in this Agreement to the contrary notwithstanding, it is expressly understood and agreed by the parties hereto that (i) Lessor may rely conclusively on the truth and accuracy of any certificate, opinion, notice, or other instrument furnished to Lessor by Lessee as to the existence of any fact or state of affairs required hereunder to be noticed by Lessor;

(ii) Lessor shall not be under any obligation hereunder to perform any record keeping or to provide any legal services; and (iii) none of the provisions of this Agreement shall require Lessor to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under this Agreement, unless it shall first have been adequately indemnified to its satisfaction against the cost, expense, and liability which may be incurred.

     Section 12.16. Waiver of Jury Trial. BONDHOLDER, LESSOR AND LESSEE HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS AMONG BONDHOLDER, LESSOR OR LESSEE RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG BONDHOLDER, LESSOR AND LESSEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS
RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTIONS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        [REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS.]

                                                                   Exhibit 10.10

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in their respective corporate names by their duly authorized officers, all as of the date first written above.

Bondholder:                             GE CAPITAL PUBLIC FINANCE, INC.

                                        By: ___________________________
                                        Title: Vice President


Lessor:                                 THE UNIFIED GOVERNMENT OF
                                        WYANDOTTE COUNTY/KANSAS CITY,
                                        KANSAS



[SEAL]                                  By: __________________________
                                        Name:  Carol Marinovich
                                        Title: Mayor/CEO

ATTEST:

By: _____________________
Name:  Tom G. Roberts
Title: Unified Government Clerk

Lessee:                                 MIDWEST GRAIN PRODUCTS, INC.



                                        By: __________________________
                                        Title:


                               ORIGINAL: ___ OF 6

                      [EXECUTION PAGE OF LEASE AGREEMENT]

                                                    Exhibit A to Lease Agreement
                           SCHEDULE OF LEASE PAYMENTS

Closing Date: August 22, 2001
Coupon Rate: 5.23%

 Payment  Payment        Lease     Principal       Interest     Principal      Prepayment
  Date     Number       Payment    Component       Component     Balance*        Amount*
  ----     ------       -------    ---------       ---------    --------         -------
8/21/2001     0                       --             --        6,500,000.00    6,630,000.00
10/1/2001     1       114,208.87    77,380.95      36,827.92   6,422,619.05    6,551,071.43
11/1/2001     2       105,372.87    77,380.96      27,991.91   6,345,238.09    6,472,142.85
12/1/2001     3       105,035.62    77,380.96      27,654.66   6,267,857.13    6,393,214.27
 1/1/2002     4       104,698.36    77,380.95      27,317.41   6,190,476.18    6,314,285.70
 2/1/2002     5       104,361.11    77,380.95      26,980.16   6,113,095.23    6,235,357.13
 3/1/2002     6       104,023.86    77,380.95      26,642.91   6,035,714.28    6,156,428.57
 4/1/2002     7       103,686.61    77,380.96      26,305.65   5,958,333.32    6,077,499.99
 5/1/2002     8       103,349.36    77,380.96      25,968.40   5,880,952.36    5,998,571.41
 6/1/2002     9       103,012.10    77,380.95      25,631.15   5,803,571.41    5,919,642.84
 7/1/2002    10       102,674.85    77,380.95      25,293.90   5,726,190.46    5,840,714.27
 8/1/2002    11       102,337.60    77,380.95      24,956.65   5,648,809.51    5,761,785.70
 9/1/2002    12       102,000.35    77,380.96      24,619.39   5,571,428.55    5,682,857.12
10/1/2002    13       101,663.10    77,380.96      24,282.14   5,494,047.59    5,603,928.54
11/1/2002    14       101,325.84    77,380.95      23,944.89   5,416,666.64    5,524,999.97
12/1/2002    15       100,988.59    77,380.95      23,607.64   5,339,285.69    5,446,071.40
 1/1/2003    16       100,651.34    77,380.95      23,270.39   5,261,904.74    5,367,142.83
 2/1/2003    17       100,314.09    77,380.96      22,933.13   5,184,523.78    5,288,214.26
 3/1/2003    18        99,976.84    77,380.96      22,595.88   5,107,142.82    5,209,285.68
 4/1/2003    19        99,639.58    77,380.95      22,258.63   5,029,761.87    5,130,357.11
 5/1/2003    20        99,302.33    77,380.95      21,921.38   4,952,380.92    5,051,428.54
 6/1/2003    21        98,965.08    77,380.95      21,584.13   4,874,999.97    4,972,499.97
 7/1/2003    22        98,627.83    77,380.95      21,246.88   4,797,619.02    4,893,571.40
 8/1/2003    23        98,290.58    77,380.96      20,909.62   4,720,238.06    4,814,642.82
 9/1/2003    24        97,953.32    77,380.95      20,572.37   4,642,857.11    4,735,714.25
10/1/2003    25        97,616.07    77,380.95      20,235.12   4,565,476.16    4,656,785.68
11/1/2003    26        97,278.82    77,380.95      19,897.87   4,488,095.21    4,577,857.11
12/1/2003    27        96,941.57    77,380.95      19,560.62   4,410,714.26    4,498,928.55
 1/1/2004    28        96,604.32    77,380.96      19,223.36   4,333,333.30    4,419,999.97
 2/1/2004    29        96,267.06    77,380.95      18,886.11   4,255,952.35    4,341,071.40
 3/1/2004    30        95,929.81    77,380.95      18,548.86   4,178,571.40    4,262,142.83
 4/1/2004    31        95,592.56    77,380.95      18,211.61   4,101,190.45    4,183,214.26
 5/1/2004    32        95,255.31    77,380.95      17,874.36   4,023,809.50    4,104,285.69
 6/1/2004    33        94,918.06    77,380.96      17,537.10   3,946,428.54    4,025,357.11
 7/1/2004    34        94,580.80    77,380.95      17,199.85   3,869,047.59    3,946,428.54
 8/1/2004    35        94,243.55    77,380.95      16,862.60   3,791,666.64    3,867,499.97
 9/1/2004    36        93,906.30    77,380.95      16,525.35   3,714,285.69    3,788,571.40


10/1/2004    37        93,569.05    77,380.95      16,188.10   3,636,904.74    3,709,642.83
11/1/2004    38        93,231.80    77,380.96      15,850.84   3,559,523.78    3,630,714.26
12/1/2004    39        92,894.54    77,380.95      15,513.59   3,482,142.83    3,551,785.69
 1/1/2005    40        92,557.29    77,380.95      15,176.34   3,404,761.88    3,472,857.12
 2/1/2005    41        92,220.04    77,380.95      14,839.09   3,327,380.93    3,393,928.55
 3/1/2005    42        91,882.79    77,380.95      14,501.84   3,249,999.98    3,314,999.98
 4/1/2005    43        91,545.54    77,380.96      14,164.58   3,172,619.02    3,236,071.40
 5/1/2005    44        91,208.28    77,380.95      13,827.33   3,095,238.07    3,157,142.83
 6/1/2005    45        90,871.03    77,380.95      13,490.08   3,017,857.12    3,078,214.26
 7/1/2005    46        90,533.78    77,380.95      13,152.83   2,940,476.17    2,999,285.69
 8/1/2005    47        90,196.53    77,380.95      12,815.58   2,863,095.22    2,920,357.12
 9/1/2005    48        89,859.28    77,380.96      12,478.32   2,785,714.26    2,841,428.55
10/1/2005    49        89,522.02    77,380.95      12,141.07   2,708,333.31    2,762,499.98
11/1/2005    50        89,184.77    77,380.95      11,803.82   2,630,952.36    2,683,571.41
12/1/2005    51        88,847.52    77,380.95      11,466.57   2,553,571.41    2,604,642.84
 1/1/2006    52        88,510.27    77,380.95      11,129.32   2,476,190.46    2,525,714.27
 2/1/2006    53        88,173.02    77,380.96      10,792.06   2,398,809.50    2,446,785.69
 3/1/2006    54        87,835.76    77,380.95      10,454.81   2,321,428.55    2,367,857.12
 4/1/2006    55        87,498.51    77,380.95      10,117.56   2,244,047.60    2,288,928.55
 5/1/2006    56        87,161.26    77,380.95      9,780.31    2,166,666.65    2,209,999.98
 6/1/2006    57        86,824.01    77,380.95      9,443.06    2,089,285.70    2,131,071.41
 7/1/2006    58        86,486.76    77,380.96      9,105.80    2,011,904.74    2,052,142.83
 8/1/2006    59        86,149.50    77,380.95      8,768.55    1,934,523.79    1,973,214.27
 9/1/2006    60        85,812.25    77,380.95      8,431.30    1,857,142.84    1,894,285.70
10/1/2006    61        85,475.00    77,380.95      8,094.05    1,779,761.89    1,815,357.13
11/1/2006    62        85,137.75    77,380.95      7,756.80    1,702,380.94    1,736,428.56
12/1/2006    63        84,800.50    77,380.96      7,419.54    1,624,999.98    1,657,499.98
 1/1/2007    64        84,463.24    77,380.95      7,082.29    1,547,619.03    1,578,571.41
 2/1/2007    65        84,125.99    77,380.95      6,745.04    1,470,238.08    1,499,642.84
 3/1/2007    66        83,788.74    77,380.95      6,407.79    1,392,857.13    1,420,714.27
 4/1/2007    67        83,451.49    77,380.95      6,070.54    1,315,476.18    1,341,785.70
 5/1/2007    68        83,114.24    77,380.96      5,733.28    1,238,095.22    1,262,857.12
 6/1/2007    69        82,776.98    77,380.95      5,396.03    1,160,714.27    1,183,928.56
 7/1/2007    70        82,439.73    77,380.95      5,058.78    1,083,333.32    1,104,999.99
 8/1/2007    71        82,102.48    77,380.95      4,721.53    1,005,952.37    1,026,071.42
 9/1/2007    72        81,765.23    77,380.95      4,384.28      928,571.42      947,142.85
10/1/2007    73        81,427.98    77,380.96      4,047.02      851,190.46      868,214.27
11/1/2007    74        81,090.72    77,380.95      3,709.77      773,809.51      789,285.70
12/1/2007    75        80,753.47    77,380.95      3,372.52      696,428.56      710,357.13
 1/1/2008    76        80,416.22    77,380.95      3,035.27      619,047.61      631,428.56
 2/1/2008    77        80,078.97    77,380.95      2,698.02      541,666.66      552,499.99
 3/1/2008    78        79,741.72    77,380.96      2,360.76      464,285.70      473,571.41
 4/1/2008    79        79,404.46    77,380.95      2,023.51      386,904.75      394,642.84
 5/1/2008    80        79,067.21    77,380.95      1,686.26      309,523.80      315,714.28
 6/1/2008    81        78,729.96    77,380.95      1,349.01      232,142.85      236,785.71
 7/1/2008    82        78,392.71    77,380.95      1,011.76      154,761.90      157,857.14


 8/1/2008    83        78,055.46    77,380.96      77,380.94      78,928.56          674.50
 9/1/2008    84        77,718.20    77,380.94         337.26          (0.00)          (0.00)
                       ---------    ---------         ------          -----           -----
TOTAL               7,712,488.36 6,500,000.00   1,212,488.36

*After payment of Lease Payment due opposite Prepayment Amount.

                                                    Exhibit B to Lease Agreement

                        DESCRIPTION OF PERSONAL PROPERTY

Asset
Number     Asset Description

 93   Cleaver Brooks 200 H.P. Boiler
 94   Boiler Electrical
259   Boiler Upgrades
314   Boiler Upgrades
 95   Boiler Mechanical
120   Wall Above the Boiler
363   Gas Meter Phone Line
375   Primary Switch Gear
386   Inspection Platform
390   Plant 6" Water Header
222   Steam Cleaning System
232   Freezer Room
354   Freezer Upgrades
226   Tx-144 Mix System Platforms
230   Process Electrical Tx-144
344   Tx-144 PLC Processor
231   Process Mechanical Tx-144
236   Tx-144 Cooking Extruder, Mix System, Cooler, Pneumatics
406   Tx-144 Comitrol Processor
400   Tx-144 Drying System
401   Tx-144 Drying System Electrical
402   Tx-144 Drying System Mechanical
404   Tx-144 Drying System Platform
272   Tx-144 Misc. Parts
326   Tx-85 Mix System
225   Tx-85 Extruder Modifications
104   Tx-85 Mix System Platform
124   Tx-85 Extruder Platform
294   Tx-85 Stuffer
405   Tx-85 Comitrol Processor
327   Tx-85 Magnum Upgrade
229   Fabrication of Tx-85 System Pneumatics
  8   Tx-80 Cylinder, Live Bin, Mix System, Pneumatics, Cooler
 24   Platforms & Ladders
 25   Bulk Bag Unloader
224   Silo Pad Expansion
328   F2/K2 Peabody TecTank Silos and Mac Equip. Pneumatics
267   F2/K2 Silo Kinergy Rings
224   Silo Pad Expansion For F3, F4, F5, K3 Silos
239   F3, F4, F5, K3 Peabody TecTank Silos

337   Silo Modifications
237   Line #4 Bemis 7115 Packaging System
378   Line #3 Bemis 7115 Packaging System
366   Linx #4 Date Coder
377   2 Safe Line Metal Detectors
407   1 safe Line Bag Metal Detector
106   1 Gardner/Denver Air Compressor
373   2 Gardner/Denver Air Compressors
122   Moisture Analyzer
149   Break Room Water Heater
349   NIR Analyzer
353   Liquid Process Tanks
382   Moyno Pumps for Process Tanks
355   Plant Platform Scale
403   Scott Continuous Batching Mix System
388   Plant Racking
335   Dock Shelters
312   Trash Compactor Enclosure
370   Motorized Hand Jack
170   Mig Welder
364   Hydraulic Press
 53   Floor Crane
 26   Tool Cage
369   Shop Platforms
 55   Telephone System
171   Richcol Copier
275   Office Remodel
290   CFO Office Furniture
292   RTC Office Furniture

                                                    Exhibit C to Lease Agreement

                   DESCRIPTION OF REHABILITATION EXPENDITURES

     BUILDING ROOF REPLACEMENT
     RESIN COOLER UPGRADE
     MILLING & PACKAGING UPGRADE
     MULTIPLE INGREDIENT BLENDING
     COMITROL PROJECT FOR TX-144
     OFFICE RENOVATION

                                                    Exhibit F to Lease Agreement

                                  FORM OF BOND

                                   $6,500,000
         The Unified Government of Wyandotte County/Kansas City, Kansas
                       Industrial Development Revenue Bond
                     (Midwest Grain Products, Inc. Project)
                                   Series 2001


No.: R-1     $6,500,000

                Maturity Date                           Interest Rate
              September 1, 2008                            5.23%


     THE UNIFIED GOVERNMENT OF WYANDOTTE COUNTY/KANSAS CITY, KANSAS, a municipal corporation created and validly existing under the laws of the State of Kansas (hereafter referred to as "Lessor"), for value received, hereby promises to pay GE Capital Public Finance, Inc., 8400 Normandale Lake Boulevard, Suite 470, Minneapolis, Minnesota 55437, or to registered assigns, but solely from the Lease Payments hereinafter described, the principal sum of

                    SIX MILLION FIVE HUNDRED THOUSAND DOLLARS

in any coin or currency of the United States of America which on the date of payment thereof is the legal tender for the payment of public and private debts, and to pay, solely from such Lease Payments, in like coin and currency, interest on the principal sum from the date hereof, such interest to be at the rates, and all such payments of interest, principal or interest and principal to be payable at the time and place, in the amounts and in accordance with the terms set forth in that certain Lease Agreement dated as of August 1, 2001 (the "Lease Agreement") among Lessor, GE Capital Public Finance, Inc. and Midwest Grain Products, Inc. ("Lessee"). All terms used herein in capitalized form and not otherwise defined herein shall have the meanings ascribed thereto in the Lease Agreement.

     This Bond is payable as to principal and prepayment premium, if any, solely from Lease Payments to be made by Lessee and is secured by, among other things, a lien on the Project financed pursuant to the Lease Agreement.

     This Bond shall not represent or constitute a debt or pledge of the faith and credit of Lessor, and this Bond is payable solely from the revenues pledged therefor pursuant to the Lease Agreement, and no moneys of Lessor raised by taxation shall be obligated or pledged for the payment of Lease Payments or any other amounts due under this Bond.

     This Bond is subject to prepayment upon the terms and conditions set forth in the Lease Agreement.

     It is hereby certified, recited and declared that all acts, conditions and things required to exist to happen and to be performed precedent to and in the issuance of this Bond exist, have happened and have been performed in regular and due form and time as required by the Constitution and laws of the State of Kansas applicable thereto and that the issuance of this Bond is in full compliance with all Constitutional and statutory limitations, provisions and restrictions.

     IN WITNESS WHEREOF, THE UNIFIED GOVERNMENT OF WYANDOTTE COUNTY/KANSAS CITY, KANSAS has issued this Bond and has caused the same to be signed by the signature of its authorized representative this __ day of _________, 2001.

                                             THE UNIFIED GOVERNMENT OF WYANDOTTE
                                             COUNTY/KANSAS CITY, KANSAS


                                             By: ____________________
                                             Name: Carol Marinovich
                                             Its:  Mayor/CEO
[SEAL]

ATTEST:

By: ____________________
Name: Tom G. Roberts
Title: Unified Government Clerk

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned  ___________________ (the "Transferor")
hereby   sells,   assigns  and   transfers   unto   _____________________   (the
"Transferee")

                        PLEASE INSERT SOCIAL SECURITY OR
                     OTHER IDENTIFYING NUMBER OF TRANSFEREE

the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints _________ as attorney to register the transfer of the within Bond on the books kept for registration of transfer thereof, with full power of substitution in the premises.

Date:
Signature Guaranteed:

_________________________________


NOTICE: Signature(s) must be guaranteed by an eligible guarantor institution which is a member of a recognized signature guarantee program, i.e., Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program
(SEMP) or New York Stock Exchange Medallion Signature Program.

NOTICE: No transfer will be registered and no new Bond will be issue in the name of the Transferee, unless the signature(s) to this assignment correspond(s) with the name as it appears on the face of the within Bond in every particular, without alteration or enlargement or any change whatever and the Social Security or Federal Employer Identification Number of the Transferee is supplied.

                                                    Exhibit I to Lease Agreement

                       LEGAL DESCRIPTION OF REAL PROPERTY

Tract I

A tract of land in the Southeast Quarter of Section 15, Township 11 South, Range 25 East of the Sixth Principal Meridian in Kansas City, Wyandotte County, Kansas being more particularly described as follows:

Beginning at a point on the North right-of-way line of Berger Avenue, as now established, said point being 343.29 feet East of the East right-of-way line of vacated 1st Street as now established, said point also being 906.0 feet North and 1460.79 feet East of the Southwest corner of the Southeast Quarter of said
Section 15;

Thence Northwesterly 124.81 feet, along a curve concave to the Northeast, having a radius of 1208.11 feet through a central angle of 5E 55' 16" and to which the center of the circle of said curve bears North 52E 15' 04" East;

Thence North 29E 36' 07" West 139.08 feet, along a line which makes a right deflection angle of 2E 13' 34" with the tangent of the curve last described;

Thence North 28E 33' 48" West 57.55 feet to a point on the center line of vacated Bayard Avenue (also know as Delaware Avenue), said point being 177.49 feet East of the East right-of-way line of vacated 1st Street;

Thence North 9E 11' 48" East 278.87 feet to a point on the South right-of-way line of vacated Carr Avenue, as now established, said point being 223.68 feet East of the East right-of-way line of vacated 1st Street;

Thence North 0E 20' 15" West 30.0 feet to a point on the centerline of vacated Carr Avenue;

Thence North 89E 38' 27" East 123.82 feet, along the center line of vacated Carr Avenue, to a point 347.5 feet East of the East right-of-way line of vacated 1st Street;

Thence North 0E 20' 15" West 27.22 feet, along a line parallel with and 347.5 feet East of the East right-of-way line of vacated 1st Street;

Thence South 84E 28' 27" East 904.85 feet to a one-half inch reinforcing bar found with LS-533 survey cap;

Thence South 05E 31' 33" West 261.82 feet to the beginning of a non-tangent curve concave to the Northwest having a radius of 431.80 feet and a one-half inch reinforcing bar found with LS-533 survey cap;

Thence Southwesterly 129.60 feet, along said non-tangent curve, through a central angle of 17E 11' 49" having a chord bearing of South 30E 09' 18" West and a chord distance of 129.12 feet, said curve being parallel with and 46.5 feet Northwesterly of the center line of the Kansas City Belt Railway connection to Badger Lumber Yard, as recorded in Book 82 at Page 420, to a one-half inch reinforcing bar found with LS-533 survey cap;

Thence South 37E 10' 40" West 12.06 feet, parallel with and 46.5 feet Northwesterly of the center line of said railway connection, to a one-half inch reinforcing bar found with LS-533 survey cap;

Thence South 58E 47' 33" West 273.49 feet to a point on the North right-of-way line of Berger Avenue, as now established, and a one-half inch reinforcing bar found with LS-533 survey cap;

Thence South 89E 38' 27" West 501.80 feet, along said North right-of-way line to the point of beginning, containing 497,928 square feet or 11.4309 acres, more or less.

Subject to all easements and restrictions of record.

Tract II

Lots 1, 10, 11,  12,  and 13,  Block 1 and Lots 1, 2, 3, 4, 5, 6 and 7, Block 2,
THE JUNCTION, a subdivision of land in Kansas City, Wyandotte County, Kansas.

                                                    Exhibit J to Lease Agreement

                          LIST OF PERMITTED EXCEPTIONS


1. All assessments and taxes for the year 2001 and all subsequent years. None are now due and payable.

2. Memorandum of Agreement by and between Union Pacific Railroad Company, Cedrite Technologies, Inc., formerly known as SNP, Inc., by instrument dated November 9, 1987, filed for record November 30, 1987, as Document No. 1044269 in Book 3262, Page 276.

3. All coal, oil, gas and the minerals and mineral rights reserved in the premises by the Union Pacific Railroad Company, in a Deed dated September 24, 1987, and recorded in Book 3262, Page 283, as Document No. 1044270.

4. Corporation Easement by and between Prime Investments, Inc., and the City of Kansas City, Kansas for the use and benefit of the Board of Public Utilities of Kansas City, Kansas filed January 25, 1988, in Book 3272, Page 89, as Document No. 1046997, granting the right to erect, maintain and repair wires and all appurtenances thereto, for the transmission and distribution of electric energy and the right to trim or remove such trees, branches, shrubs, bushes, and other obstacles as may interfere with, the safe, proper and expeditious erection, reconstruction, operation and maintenance under varying conditions of operation, renewal and removal of said line or any part thereof, said right of way being over, under, along and across the following lands in the City of Kansas City, Kansas, to wit:

     A strip of land  10.00  feet wide  situated  in the  Southeast  Quarter  of
     Section 15, Township 11 South, Range 25 East of the Sixth Principal Meridian in Kansas City, Wyandotte County, Kansas, said strip of land lying
     5.00 feet on each side of the following described center line: Beginning at a point on the North right of way line of Berger Avenue, as now established, said point being 640.05 feet East of the East right of way line of vacated First Street, as now established, said point also being
     906.0 feet North and 1757.55 feet East of the Southwest corner of the Southeast Quarter of said Section 15; thence North 2 degrees 18 minutes 39 seconds West 12.92 feet, along said center line, to Point "A"; thence North 32 degrees 57 minutes 47 seconds East 153.42 feet, along said center line; thence South 84 degrees 28 minutes 27 seconds East 111.42 feet, along said center line; thence North 5 degrees 31 minutes 33 seconds East 335.76 feet, along said center line; thence North 84 degrees 28 minutes 27 seconds West
     237.42 feet, along said center line, to the "point of terminus" of said easement description. Together with a 10.00 feet wide guy anchor easement lying 5.00 feet on each side of the following described center line; Beginning at Point "A" in the above described easement; thence North 2 degrees 18 minutes 39 seconds West 20.00 feet to the "Point of Terminus" of said easement description.

     NOTE:The side lines of the above described easements are to be lengthened and/or shortened at the points of beginning, points of intersection and/or points of terminus to prevent any gores, gaps or overlaps which may be created by this description.

5. Easement granted to City of Kansas City, Kansas by the instrument filed April 25, 1989 as Document No. 1073766 in Book 3360 at Page 163, over a portion of the premises in question, as more fully described therein.